Exhibit 10.4

AMENDED AND RESTATED

LOAN SERVICING AND ADMINISTRATION AGREEMENT

This AMENDED AND RESTATED LOAN SERVICING AND ADMINISTRATION AGREEMENT (together with all schedules and attachments hereto, the “Servicing Agreement”), effective as of April 30, 2014 (the “Effective Date”), between SALLIE MAE BANK (the “Bank”) and NAVIENT SOLUTIONS, INC. (herein called the “Servicer”).

WITNESSETH:

WHEREAS, the Bank holds certain government-guaranteed education loans and certain Private Loans (as such term is defined below); and

WHEREAS, the Servicer is in the business of servicing education loans and providing related services; and

WHEREAS, the Bank and the Servicer are currently parties to that certain Amended and Restated Loan Origination and Management Services Agreement dated as of February 1, 2010, as amended (the “Prior LOMSA”), pursuant to which the Servicer is currently servicing such education loans on behalf of the Bank; and

WHEREAS, in conjunction with the corporate restructuring of the Bank’s and the Servicer’s common parent company, SLM Corporation, the Bank and the Servicer desire to amend and restate their agreement pursuant to which the Servicer will continue the servicing of such loans, pursuant to the terms of this Servicing Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and of other valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Definitions. Wherever used in this Servicing Agreement, unless the context clearly indicates a contrary intent, the following terms will have the meanings indicated:

(a)	“Act” means, with respect to FFELP loans, Part B of Title IV of the Higher Education Act of 1965, as amended (20 U.S.C. section 1071 et seq.), and in effect from time to time, or any successor enactment thereto.

(b)	“Affiliate” means, with respect to a party hereto, an entity or person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such party.

(c)	“Amount That Guarantor Would Have Paid” means the amount of money that the Guarantor would have paid the Bank if the claim in question had been paid by the Guarantor in accordance with, for government-guaranteed loans, the Act and the guarantee agreement between the Bank and the Guarantor.

(d)	“Application” means an application, in any form authorized by the applicable Program Rules, from a prospective Borrower for a Private Loan.

(e)	“AUPs” has the meaning set forth in Section 5.1(e)(i).

(f)	“Bank” has the meaning set forth in the preamble of this Servicing Agreement.

(g)	“Bank Customer Information” has the meaning set forth in Section 5.1(f)(x)(A).

(h)	“Bank Default” has the meaning set forth in Section 8.2.

(i)	“Bank Security Requirements” has the meaning set forth in Section 5.1(f).

(j)	“Borrower” means the obligor on a Loan, and includes any Cosigner.

(k)	“Borrower Benefits” are those benefits granted to certain borrowers as more fully set forth in Attachment 8.

(l)	“Career Training Loan” means a loan for career training offered under the Program Rules of a specific program approved by the Servicer for servicing hereunder, as the same may be amended from time to time by written agreement of the Bank and the Servicer.

(m)	“Collection Costs” mean collection costs that are authorized to be charged to the Borrower by the Act, Regulations, promissory notes, the applicable Program Rules or applicable law.

(n)	“Confidential Information” means all information (including, without limitation, Bank Customer Information), technical data or know-how, in whatever form, which the Bank transmits to the Servicer in any manner, even if disclosed to the Servicer prior to the Effective Date, relating to the properties, customers, business activities or operations of the Bank, including, without limitation, (i) all confidential or “proprietary” information of the Bank disclosed in writing or other tangible form, including, without limitation, all customer data and information, trade secrets, patents, specifications, know-how, designs, drawings, sketches, models, notes, documents, samples, reports, plans, forecasts, methods of doing business, current or historical data, computer software and programs, codes and all other technical, financial or business information; (ii) all information of the Bank that is not known to the public, without regard to the form in which such information is disclosed; (iii) any and all of the foregoing which is prepared by the Servicer or its employees or agents that contains, reflects or is based upon, in whole or in part, any of the Confidential Information; and (iv) the contents of discussions and negotiations between the parties concerning this Agreement. Confidential Information shall not include information that the Servicer can demonstrate: (A) is or (through no improper action or inaction by the Servicer or any affiliate, agent, consultant or employee of the Servicer) becomes part of the public domain; (B) was lawfully in the possession of or known by the Servicer on a non-confidential basis prior to the time of disclosure by the Bank (and such prior possession or knowledge can be demonstrated by written documentation); (C) was received on a non-confidential basis from a third party having a lawful right to disclose such information; or (D) was independently developed by the Servicer without reference to or use of the Confidential Information as demonstrated by the Servicer’s records.

(o)	“Consolidation Loan” means a Loan made pursuant to and in full compliance with Section 428C of the Act, which is insured or guaranteed pursuant to Subsection 428C(a)(2) thereof to the maximum extent such Loans are insurable by the Secretary as of the disbursement date.

(p)	“Cosigner” includes any person whose signature is requested as a condition to granting credit to a Borrower, or as a condition for forbearance on collection of a Borrower’s obligation that is in default.

(q)	“Depository Account” means an account or accounts owned or maintained by the Servicer into which all funds collected on behalf of the Bank shall be deposited in the first instance. The Depository Account may be a pooled account in which funds collected for the purposes of this Servicing Agreement are commingled with other funds.

(r)	“EFT” means electronic funds transfer processes.

(s)	“FDR” means the First Data Resources servicing platform of First Data Corporation, a subcontractor of both the Servicer and the Bank.

(t)	“FFELP” means the Federal Family Education Loan Program authorized pursuant to the Act.

(u)	“FFELP Loan” means any loan that is made pursuant to the FFELP program authorized by the Act, including, without limitation, Consolidation Loans made under Section 428C of the Act.

(v)	“GLB Requirements” means the Federal Trade Commission’s Privacy of Consumer Financial Information; Final Rule (16 CFR 313) (the “FTC Final Rule”), the Joint Banking Agencies’ Privacy of Consumer Financial Information; Final Rule (12 CFR Parts 40, 216, 332 and 573) (the “Banking Agency Regulation P”), or the Consumer Financial Protection Bureau’s Privacy of Consumer Financial Information (Regulation P) (12 CFR 1016) (the “CFPB Regulation P”), as applicable, each implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102.

(w)	“Guarantee Agency” or “Guarantor” means (i) for FFELP Loans, an entity authorized to guarantee FFELP Loans under the provisions of the Act and (ii) for Private Loans, an entity that enters into a guarantee or insurance agreement with the Bank.

(x)	“Indemnified Party” has the meaning set forth in Section 10.4.

(y)	“Indemnifying Party” has the meaning set forth in Section 10.4.

(z)

“Identified Funds” means a payment or payments received by Servicer from any third party and which is identified by Servicer as a payment or payments made on account of a specific Loan, including, without limitation: (i) a payment of principal, interest, or other charges or fees; (ii) a guarantee claim payment; (iii) the return of previously negotiated proceeds of a wholly or partially canceled Loan; (iv) the return of a guarantee/insurance premium on account of a wholly or partially canceled Loan; (v) Returned Check Charges, Late Fees, and Collection Costs (as defined herein); and (vi) other fees and charges that are permitted by the Act or the Regulations or the applicable promissory note.

(aa)	“Information Security Program Requirements” has the meaning set forth in Section 5.1(f)(x)(B).

(bb)	“Insolvency Event” shall mean with respect to a party, the existence of any of the following conditions: (i) a petition in bankruptcy or insolvency regarding the party shall be filed; (ii) the party shall admit in writing its inability to pay its debts generally; (iii) the party shall make a general assignment for the benefit of creditors; (iv) any proceeding shall be instituted by the party seeking relief by such party, as debtor, under any bankruptcy or insolvency legislation, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, or seeking the entry of an order for the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (v) any of the foregoing actions shall be instituted against a party and not dismissed within sixty (60) days or a party shall take any corporate action to authorize any of the actions set forth herein. “Bank Insolvency Event” means an Insolvency Event with respect to the Bank or an entity of which the Bank is a wholly-owned subsidiary. “Servicer Insolvency Event” means an Insolvency Event with respect to the Servicer or an entity of which it is a wholly-owned subsidiary.

(cc)	“LARS” means the Lender’s Request for Payment of Interest and Special Allowance (LARS), formerly known as ED Form 799. This is applicable to loans made under the FFELP.

(dd)	“Late Fees” means late fees that are permitted by the Act or the Regulations or the applicable promissory notes.

(ee)	“Loan” means any of, and “Loans” means all of, the FFELP Loans (including, without limitation, Consolidation Loans), and Private Loans (including, without limitation, Career Training Loans) serviced pursuant to the provisions of this Servicing Agreement.

(ff)	“Loan Documentation” means all attachments and other documentation relating to a Loan that are in the possession of the holder, or an agent of the holder. Without limiting the generality of the foregoing, the Loan Documentation for any Loan may include, as applicable:

i.	A copy of the Borrower’s Application;

ii.	The notice of guarantee or other proof of guarantee of the Loan by a Guarantor;

iii.	Evidence of all other documentation necessary to establish the diligent origination of the Loan in accordance with the Act and the Regulations (for

FFELP Loans) or the applicable Program Rules (for Private Loans), including but not limited to Customer Identification Program (CIP) documentary verification evidence, FICO score or credit bureau reports and record of any denials;

iv.	The Note or a true copy thereof;

v.	Evidence of full disbursement;

vi.	Evidence of all other documentation necessary to establish the diligent servicing of the Loan in accordance with the Act and the Regulations (for FFELP Loans) or the applicable Program Rules (for Private Loans), including CIP and e-sign verification documentation;

vii.	An assignment or endorsement of the Note;

viii.	Loan denial documentation;

ix.	For purposes of sale of a Loan to the Servicer’s designee, Loan Documentation shall also include:

(A)	An assignment or endorsement of the Note to Servicer’s designee; and

(B)	Evidence of authority of the Bank to convey the Loan and the rights thereto.

(bb)	“Material Guarantee Breach” has the meaning set forth in Section 9.1(a).

(cc)	“Monetary Breach” has the meaning set forth in Section 12.4.

(dd)	“Note” or “Promissory Note” means (i) for a FFELP Loan, the form promissory note (in a form approved under the Act) pursuant to which a Borrower obtains a FFELP Loan, and (ii) for a Private Loan, the form promissory note applicable to the particular loan program pursuant to which a Borrower obtains such Private Loan. A “Master Promissory Note” or “MPN” denotes the form promissory note that allows Borrowers to receive, in addition to initial loans, additional loans for the same or subsequent periods of enrollment through a student confirmation process approved under the Act.

(ee)	“Originate,” “originated,” “originating,” or “origination,” used in connection with prospective or approved Loans includes any or all of the following: application processing, guarantee processing, credit analysis (when applicable), and disbursement processing (including multiple disbursements).

(ff)	“Other Agreements” has the meaning set forth in Section 10.1(a).

(gg)	“Payment Processing Day” means any day other than a Saturday, Sunday, or a day on which the banking institutions in the city in which a payment is received or a disbursement hereunder must be initiated are authorized or required by law or executive order to close.

(hh)	“PCI” and “DSS” have the respective meanings set forth in Section 5.1(k).

(ii)	“Preferred Stock Period” has the same meaning ascribed to such term in the Separation and Distribution Agreement.

(jj)	“Previously Serviced Loan” shall mean any Private Loan that was serviced by the Servicer under the Prior LOMSA and/or under this Servicing Agreement the servicing of which is subsequently deconverted to the Bank or its Affiliate for servicing on or after the Effective Date, but for which the Servicer remains in possession of relevant historical data, including but not limited to Borrower servicing histories and the form promissory notes applicable to the particular Private Loan program pursuant to which the Borrower obtained such Private Loan.

(kk)	“Prior LOMSA” has the meaning set forth in the recitals to this Servicing Agreement.

(ll)	“Private Loan” means an education loan not guaranteed by the government and offered by a lender under the terms of a specific program approved by the Servicer for servicing hereunder, as described in Attachment 5, as the same may be amended from time to time by written agreement of the Bank and the Servicer.

(mm)	“Program Rules” means the regulations, and rules, documents or manuals adopted by the Bank that govern any Private Loan program (including Career Training Loans), as amended from time to time, provided such materials have been delivered to and approved in writing by the Servicer.

(nn)	“Receipts Account” means an account beneficially owned by the Bank and designated by the Bank as the account to which the Servicer shall transfer funds collected on behalf of the Bank from Borrowers, Guarantee Agencies, and the Secretary.

(oo)	“Refund Account” means an account or accounts owned or maintained by the Servicer from which refunds are made to Borrowers and others entitled thereto in connection with payments related to Loans.

(pp)	“Regulation” or “Regulations” means any rule, regulation, interpretation, instruction or procedure issued and in effect from time to time by the Secretary under the Act or by a Guarantee Agency with respect to FFELP Loans guaranteed by it, and, with regard to Private Loans, and as applicable to FFELP Loans, all state and federal consumer credit laws and their respective interpretive and implementing rules and regulations.

(qq)	“Returned Check Charges” means charges for the processing of a Borrower’s check or other payment that is returned because of insufficient funds.

(rr)	“Secretary” means the U.S. Secretary of Education or his or her delegate or successor under the Act.

(ss)	“Security Audit” has the meaning set forth in Section 5.1(h).

(tt)	“Security Incident” has the meaning set forth in Section 5.1(g).

(uu)	“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement dated as of April , 2014 among SLM Corporation, New BLC Corporation, and Navient Corporation.

(vv)	“Service,” “services,” “serviced,” or “servicing” used in connection with a Loan or Loans means the process and procedures required of the Servicer or a lender with respect to such Loan or Loans pursuant to the terms of the Act or the Regulations (for a FFELP Loan) or the applicable Program Rules that are delivered to and approved by the Servicer (for a Private Loan).

(ww)	“Servicer” has the meaning set forth in the preamble of this Servicing Agreement.

(xx)	“Servicer Default” has the meaning set forth in Section 9.2.

(yy)	“Service Performance Measures” means the specific activity-related measures set forth in Attachment 2 hereto.

(zz)	“Servicing Agreement” means this Amended and Restated Loan Servicing Agreement.

(aaa)	“Special Allowance” means amounts paid by the Secretary to the holder of a Loan as authorized and calculated under Section 438 of the Act.

(bbb)	“Split-Account Loan” means a Private Loan held by the Bank where the same Borrower account also has at least one private loan held by the Servicer or an Affiliate of the Servicer.

(ccc)	“Subcontractors” means all agents, contractors, subcontractors, and vendors that perform services that are used by the Servicer to service the Loans pursuant to the terms of this Servicing Agreement.

(ddd)	“Term” has the meaning set forth in Section 7.1(a).

(eee)	“Transition Services Agreement” means that certain Transition Services Agreement dated as of April , 2014 between the Servicer and SLM Corporation.

(fff)	“Transition Services Period” means the period beginning on the Effective Date and ending on the date upon which the parties to the Transition Services Agreement agree that the separation of loan servicing systems covered by Schedule 2 thereof has been completed.

ARTICLE TWO

AMENDMENT AND RESTATEMENT; CUSTODY AND TITLE

SECTION 2.1 Amendment and Restatement. As of the Effective Date, the Prior LOMSA is hereby amended and restated in its entirety with the terms and conditions of this Servicing Agreement.

SECTION 2.2 Custody and Title.

(a) Loans Previously Serviced by Servicer. Except as set forth in subsection (d) below, the Servicer, as agent for the Bank, shall maintain custody of the Loan Documentation relating to those Loans serviced by Servicer on behalf of the Bank on or before the Effective Date, where the Loan Documentation was delivered to (or already in the possession of) the Servicer.

(b) Custody of Loan Documentation by Guarantee Agency. The covenants set forth in (a) and (b) of this Section 2.2 are qualified to the extent any Guarantee Agency, as a part of its program, maintains custody of promissory notes or other Loan Documentation. The Servicer makes no representation or warranty with respect to custody and maintenance of promissory notes or other Loan Documentation held by the Guarantee Agency as of the Effective Date or thereafter.

(c) Collateral Identification. The Servicer, as agent for the Bank, shall ensure that all loans identified by the Bank to be used as pledged collateral to secure federal funding, and for which the Servicer maintains the Loan Documentation on behalf of the Bank, are clearly identified as collateral by all of the following: (i) labeling file cabinet(s) which contain the pledged loan documents, (ii) posting a highly visible sign in the area where the pledged loans are located, with wording prescribed and approved by the Bank, and (iii) electronic notation to flag pledged loans on the Servicer’s loan system.

(d) Title to Loans. Delivery of Loans or Loan Documentation to the Servicer hereunder and/or custody of the Loans, and/or servicing activities contemplated hereby, shall not be deemed to convey to the Servicer any of the Bank’s beneficial or legal ownership interest in the Loans. The Servicer recognizes that the Bank has beneficial and legal ownership of the Loans, the Loan Documentation therefore, and the rights and benefits pertaining thereto.

(e) Custody of Loan Documentation for Previously Serviced Loans. The Servicer shall maintain custody of any Loan Documentation in its possession as of the Effective Date pertaining to the Previously Serviced Loans. From time to time upon request from the Bank, the Servicer will deliver to the Bank physical original copies, or if such physical original copies do not exist, imaged copies of Loan Documentation, including but not limited to Borrower servicing histories and the form promissory notes applicable to the particular loan programs pursuant to which the Borrowers obtained such Private Loans. With the exception of documentation requested relating to the US Patriot Act or Bank Secrecy Act (“BSA”), the Servicer will make a commercially reasonable effort to provide the requested documentation to the Bank within seven (7) business days after receiving a request from the Bank; provided, however, that, if the volume of documentation requested pursuant to this Section 2.2(e) shall cause the Servicer to be unable to comply with such seven (7) business day delivery obligation without significant additional burden or expense, such delivery obligation may be modified or extended by consent of the parties hereto, with such consent not to be unreasonably withheld. With regard to documentation requested relating to the US Patriot Act or BSA, Servicer shall provide those documents to the Bank within 96 hours. Requests for information pertaining to ten (10) or more Borrower accounts in any given thirty (30) day period will be provided to the Bank for a fee equal to the Servicer’s cost to comply with the request, plus twenty percent (20%).

ARTICLE THREE

SERVICING

SECTION 3.1 General Obligations of the Servicer. From and after the Effective Date, the Servicer will service: (a) all FFELP Loans that are serviced by the Servicer or its Affiliate on the Bank’s behalf immediately prior to the Effective Date; (b) all Split-Account Loans that are serviced by the Servicer or its Affiliate on the Bank’s behalf immediately prior to the Effective Date (provided, however, in accordance with Section 3.6 hereof, that during the Transition Services Period, the Transition Services Agreement shall govern the servicing of such Split-Account Loans); and (c) such other Loans that the parties mutually agree are to be serviced hereunder. The parties acknowledge that all Private Loans held by the Bank that are not Split-Account Loans and that were previously serviced by the Servicer or its Affiliate under the Prior LOMSA shall not be serviced under this Servicing Agreement; provided, however, that the Servicer’s obligations under Section 2.2(e) shall apply to all such Loans in their capacity as Previously Serviced Loans. The Servicer, as agent for the Bank, shall maintain custody of the Loan Documentation unless custody shall be maintained by the Guarantee Agency; shall manage, service, administer and make collections on the Loans; shall maintain records with respect to all Loans; and shall make reports as specified in Attachment 3 hereto (Servicer Reporting), except as may be otherwise agreed upon by the Bank. The Servicer shall (i) attempt to collect payments from the obligors of the Loans as and when the same shall become due and payable (including Returned Check Charges, Late Fees, and Collection Costs, but the Servicer is authorized to waive such items in its reasonable discretion in accordance with applicable Lending Policies); (ii) submit, pursue and collect guarantee claims with respect to the Loans from the Guarantee Agencies as and when the same shall become due and payable; (iii) take all other steps mandated by the Act or the Regulations (for FFELP Loans) or applicable Program Rules (for Private Loans) in connection with third-party servicing and necessary to preserve the guarantee of a Loan under the Act; (iv) process all deferrals and forbearances; (v) collect on Loans in a diligent manner and also as required under the Act or Regulations or the applicable Program Rules (as applicable); (vi) at the request of the Bank and based upon procedures agreed to by the parties, provide cure servicing, that is, where, without the fault of the Servicer, the guarantee of a Loan has been lost or impaired, or the Servicer has determined that the guarantee of a Loan has been lost or impaired, take reasonable steps for the purpose of reinstating the guarantee; (vii) prepare and transmit to the Bank all necessary information for interest subsidy and Special Allowance billing applicable to the Loans; and (viii) perform fraud monitoring, investigation, and reporting, including the preparation of Suspicious Activity Reports (SARs). Servicer will also administer the Borrower Benefits as set forth in Attachment 8.

SECTION 3.2 Establishment and Authorization for Use of the Receipts Account. The Bank shall provide the Servicer with all authorizations and information, and shall take all such further steps as may be necessary, in order to authorize and enable the Servicer to initiate the movement of funds to and from the Receipts Account by EFT. The Servicer shall not use its access to the Receipts Account except for the purposes expressly authorized in this Servicing Agreement.

SECTION 3.3 Collections. The Servicer will use reasonable efforts to collect, on behalf of the Bank, pursuant to the Act and the Program Rules standards, all payments with respect to any Loan from the Borrower, any party responsible for payments as a Guarantor or Cosigner of the Loan, school (refunds, voids) and the Guarantee Agency. Should Servicer collect from a Bank customer who is also a Servicer customer, Servicer will treat the Bank’s account(s) with the same rigor it employs for its own, and shall not treat Servicer’s accounts in a manner more favorably than the Bank’s.

(a) Identified Funds: Deposit and Transfer. Not later than the first Payment Processing Day that any payment received from a third party becomes Identified Funds, the Servicer will deposit the payment into the Depository Account. The Servicer will post the payment and initiate EFT transfer of Identified Funds to the Receipts Account within one Payment Processing Day after deposit to the Depository Account; provided, however, that Servicer may withhold for their proper purpose amounts needed to offset previous overpayments to the Receipts Account and to effect any other adjustment reasonably deemed necessary by the Servicer to resolve an account balance discrepancy, including, by way of example, but without limitation, (i) overpayments resulting from a Borrower payment received after a guarantee claim has been processed for the same account, (ii) overpayments resulting from overestimated balances due to retire or consolidate Loans, (iii) payments mistakenly recognized as Identified Funds, wholly or in part, (iv) overdue servicing fees and charges as authorized in Section 8.2, below, and (v) Returned Check Charges and Collection Costs pursuant to subsection (c), below. Monies so withheld may be transferred to the Refund Account or otherwise transferred to the proper party.

(b) Unidentified Funds: Processing. Payments received by the Servicer, which are not readily identified as payments on account of a particular Loan because of the omission or absence of a scannable coupon or billing statement, or other reason, will be further processed manually. Payments that are ultimately recognized as payments on account of a particular Loan become Identified Funds and will be posted and transferred in accordance with the provisions of subparagraph (a), above. The Servicer will be responsible for escheating funds which, after reasonable due diligence, remain unidentifiable.

(c) Charges to Borrower for Servicer’s Account. The Servicer is authorized to charge to and collect from any Borrower, for the Servicer’s account, such reasonable sums as agreed to by the Bank and the Borrower in appropriate disclosures to compensate it for (i) activities that would not be necessary except for a special request made by the Borrower or conduct of the Borrower inconsistent with the terms of the contract between the Bank and the Borrower (for example, but without limitation, Returned Check Charges, Collection Costs, and retrieval and transmittal to Borrower of Borrower’s payment history or amortization schedule). To the extent of any Identified Funds attributable to a Loan, and from the first monies collected, the Servicer shall be entitled to retain Returned Check Charges and Collection Costs applicable to that Loan and, solely with respect to FFELP Loans, fifty percent (50%) of the Late Fees applicable to that Loan. Late Fees applicable to Private Loans shall be the property of the Bank.

SECTION 3.4 Reports. The Servicer will make available to the Bank on a periodic basis as agreed to by the parties, reports, data extracts, and data tapes substantially in the form prepared as of the date hereof (or as modified if necessary to comply with the Act, the Regulations, the applicable Program Rules or the federal laws or as otherwise permitted by this Servicing Agreement) by the Servicer and generated by the Servicer’s servicing system. Except as otherwise provided herein, the Servicer shall also, for and on behalf of the Bank, file all statements, reports and bills required to be submitted to the Secretary, the Guarantee Agency, any other governmental agency or any other entity pursuant to the Act or the Regulations. In addition, the Servicer will provide the Bank with necessary documentation and information and assist the Bank in the Bank’s response to any inquiry or investigation by any governmental agency.

SECTION 3.5 LARS Information. With respect to all FFELP Loans serviced hereunder, the Servicer shall, within twenty (20) days after the end of each calendar quarter, prepare and (i) deliver to the Secretary, in such manner as the Secretary requires, all necessary information for interest subsidy and Special Allowance billing, and (ii) make available to the Bank, a summary report showing the interest and Special Allowance information that was reported to the Secretary on the Lender’s behalf. In addition, the Servicer will provide the Bank with a copy of its annual Servicer Audit Report (as set forth on Attachment 1) to assist the Bank in its preparation and filing of the Bank’s Lender Compliance Attestation Examination reports.

SECTION 3.6. Transition Services Period. During the Transition Services Period, certain servicing activities that the Servicer might otherwise be required to provide pursuant to this Servicing Agreement may be covered by the Transition Services Agreement. In such event, the applicable provisions of the Transition Services Agreement shall control, and the affected provisions of this Servicing Agreement shall be inoperative with respect to such servicing activities. Following the termination of the Transition Services Period, any provisions of this Servicing Agreement that may have been inoperative during such time, pursuant to the immediately preceding sentence, shall again become operative in accordance with their terms and conditions under this Servicing Agreement for the remainder of the Term.

SECTION 3.7 Obligations of the Bank.

(a) Forwarding Communications and Payments. If the Bank receives any communications regarding a Loan, it will promptly forward those communications to the Servicer in the manner in which the Servicer reasonably designates. The Bank will also promptly forward to the Servicer any payments the Bank receives on account of a Loan.

(b) Authorization and Power of Attorney. The Bank hereby authorizes the Servicer on behalf of the Bank to communicate as the Bank’s agent with the school, Borrower, Guarantee Agency, and the United States Department of Education by electronic means or otherwise, to issue checks and electronically disburse funds as contemplated herein, to exchange information pursuant to the Act and Regulations with credit bureau organizations selected by the Servicer, and to do or perform any other act for the purpose of carrying out its obligations of servicing Loans. The Bank hereby appoints the Servicer as its lawful attorney-in-fact to sign in the name of the Bank such documents as are necessary for the Servicer to perform its obligations as contemplated under this Servicing Agreement. Each party will provide to the other specimen authorized signatures upon request. The Bank will also execute a specific power-of-attorney covering the foregoing if required by a Guarantee Agency, or otherwise as the Servicer may reasonably request.

(c) Guarantee Agency Agreements. The Bank will furnish the Servicer with copies of all agreements between the Bank and any Guarantee Agency or other party affecting the Loans serviced under this Servicing Agreement.

(d) Bank Identification Numbers. The Bank shall secure, provide and maintain all necessary U.S. Department of Education lender identification numbers sufficient to support the duties and obligations of the Bank and the Servicer under the terms of this Servicing Agreement and Guarantor requirements.

SECTION 3.8 Inquiries and Complaints. Each party will cooperate with the other as necessary to respond promptly and appropriately to any inquiries and complaints from any source, including social media, e-mail, letter, etc., from the Borrower, the Guarantee Agency, the Secretary, the Borrower’s school, or any government or regulatory agency regarding Loans that the Servicer is servicing for the Bank. It is anticipated that all complaint responses shall be drafted by the Servicer, subject to the Bank’s approval (provided, however, that if the Servicer does not receive comment back from the Bank within one (1) business day after the Servicer has delivered the draft response to the Bank, the Bank’s approval shall be deemed to have been given and the Servicer may proceed with submitting the response). However, the Bank reserves the right to respond to complaints (with information in order to so respond to be supplied by the Servicer) if required by the Bank’s regulators. To the extent allowed by law, each party will promptly notify the other if it receives any inquiries or complaints from the Borrower, the Guarantee Agency, the Secretary, the Borrower’s school, or any government or regulatory agency regarding Loans that the Servicer is servicing for the Bank. Each party will advise the other within five (5) business days after such party’s receipt of any preliminary finding or final report related to a review done by the Secretary or a Guaranty Agency pertaining to Loans serviced under this Servicing Agreement.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Servicer’s Representations and Warranties. The Servicer represents and warrants the following to the Bank:

(a) The Servicer is duly organized and qualified to do business in each jurisdiction in which qualification is required for the activities contemplated by this Servicing Agreement. The execution and performance of this Servicing Agreement has been duly authorized by all necessary action and does not and will not contravene any provision of law, rule or regulation applicable to the Servicer. The Servicer is eligible under the Act and the Regulations to service the Loans.

(b) This Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

SECTION 4.2 Bank’s Representations and Warranties. The Bank represents and warrants the following to the Servicer:

(a) The Bank is duly organized and qualified to do business in each jurisdiction in which qualification is required for the activities contemplated by this Servicing Agreement. The execution and performance of this Servicing Agreement has been duly authorized by all necessary action and does not and will not contravene any provision of law, rule or regulation applicable to the Bank.

(b) This Servicing Agreement constitutes a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

ARTICLE FIVE

COVENANTS

SECTION 5.1 Servicer’s Covenants. The Servicer covenants and agrees that:

(a) The Servicer will (or will cause its subservicer or Subcontractor to) furnish specific Loan information to the Bank on request, will retain the Loan documents and all computer and manual records, receipts, tapes and other papers delivered to, acquired by or generated by the Servicer with respect to the Loans, and will not destroy or dispose of them, or use the information contained therein or disclose the contents thereof to others except as required or permitted under this Servicing Agreement or as required by law. All such documents, records, receipts, tapes and papers must be retained by the Servicer until the end of any period required by law, including the Act, the Regulations, the US Patriot Act and the Internal Revenue Code and any regulations issued thereunder. The Loan documents, records, receipts, tapes and papers must be kept in a manner to enable delivery to the Bank upon request on a timely basis; however, unless Loan documents, records, receipts, tapes and papers relating to the Loans are required to be maintained in paper form pursuant to the Act, Regulations, or the applicable Program Rules (as applicable), or other applicable state or federal law, the Servicer is authorized to destroy and dispose of any of them, provided that the Servicer has retained them in retrievable imaged form or has recorded their contents electronically and integrated such contents into the Servicer’s data base pertaining to the Loans such that they are easily retrievable. In the event that the Bank requests that the Servicer retain the aforementioned Loan documents, records, receipts, tapes and papers for a period longer than is set forth above, the Servicer shall do so at the Bank’s expense, billed as a special service in accordance with Attachment 1.

(b) The Servicer will (or will cause its subservicer or Subcontractor to) furnish call recordings with respect to the Loans to the Bank on request, will retain the call recordings with respect to the Loans in accordance with the Servicer’s call retention policy (which as of the Effective Date is for a period of thirty (30) days) or as otherwise required by law or as otherwise required by regulators (provided, however, that if the longer period is due to a regulatory requirement placed on the Bank and not the Servicer, then the Servicer shall do so at the Bank’s expense, billed as a special service in accordance with Attachment 1), and will not use the information contained therein or disclose the contents thereof to others except as required or permitted under this Servicing Agreement or as required by law.

(c) The Servicer will permit the Bank during normal business hours to gain real-time access to electronic information and data relating to the Loans, in accordance with the applicable provisions of Attachment 4 (Data Access for Owners and Borrowers).

(d) The Servicer will make appropriate provision for physical security of its data processing and record retention systems. The physical security provisions will, at a minimum, restrict physical access to any and all Bank data to only those individuals who have a legitimate business need to access the data. Physical security controls will be tested on a regular basis to make sure that only authorized individuals have physical access to the Bank’s data.

(e) The Servicer will make appropriate provision for data back-up and off-premises storage of Bank data. The Servicer will promptly regenerate any lost, erased or destroyed data. In the event of a disaster, the Servicer agrees to implement a disaster recovery plan, in conformance with Attachment 6, that will enable it to conduct due diligence (except to the extent that any applicable Guarantor waives due diligence as to it) and payment processing within fifteen (15) Payment Processing Days and to regain all other aspects of its ability to service the Loans within thirty (30) days after the occurrence of a disaster.

(f) The Servicer will maintain appropriate information security controls as more particularly set forth in Attachment 7 (the “Bank Security Requirements”), including:

(i)	Access controls that restrict access to system resources and data to only to those users who require access as part of their job responsibilities. The Servicer will update access rights based on personnel or system changes and periodically review users’ access rights at an appropriate frequency based on the risk to the application or system. The Servicer will implement appropriate Acceptable-Use Policies (“AUPs”) for each system or application and will require users to adhere to the AUPs as part of the Servicer’s Information Security Policy.

(ii)	Authentication controls appropriate to the level of risk in order to protective electronic Bank data and information.

(iii)	Appropriate network access controls that secure the computer networks to protect against unauthorized access.

(iv)	Operating systems access controls that secure access to the operating systems of all system components by: securing access to system utilities; restricting and monitoring privileged access; logging and monitoring user or program access to sensitive resources and alerting on security events; updating the operating systems with security patches, and securing the devices that can access the operating system through physical and logical means.

(v)	Application access controls that control access to applications by using authentication and authorization controls appropriately for the risk level of the application, and monitoring of access rights to ensure they are the minimum required for the user’s current business needs.

(vi)	Remote access controls that provide secure remote access connectivity and appropriate user validation and authentication, and which can be deactivated on an individual user basis as may be required; controlling remote access through management approvals and subsequent audits, logging and monitoring of remote access, and using strong authentication and encryption to secure communications.

(vii)	Use of encryption to protect information and mitigate the risk of disclosure or alteration of sensitive information stored on backup tapes or while being shipped or transported via courier service.

(viii)	Malicious code controls that protect against the risk of malicious code, including but not limited to using anti-virus products on clients and servers; using appropriate blocking strategy on the network perimeter; filtering input to applications; and creating, implementing, and training staff in appropriate computing policies and practices.

(ix)	Intrusion detection and monitoring controls that allows the Servicer to detect and respond to information system intrusions.

(x)	The Servicer shall comply, and shall cause all of its employees and Subcontractors to comply, to the extent they have access to the Bank Customer Information (as defined below), with all reuse, redisclosure and other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or Subcontractor) under the GLB Requirements and other applicable federal and state consumer privacy laws, rules, and regulations. Without limiting the foregoing, the Servicer agrees that:

(A)	it is prohibited from disclosing or using any nonpublic personal information (as defined in the GLB Requirements) that it may obtain, maintain, process, or otherwise receive from, through or on behalf of Bank in connection with this Servicing Agreement (the “Bank Customer Information”), except solely to carry out the purposes for which it was disclosed, including use under an applicable exception contained in Section 313.14 or 313.15 of the FTC Final Rule, Section 332.14 or 332.15 of the Banking Agency Regulation P, or Section 1016.14 or 1016.15 of the CFPB Regulation P, as applicable, in the ordinary course of business to carry out those purposes; and

(B)	it has implemented and will maintain a written information security program that complies with applicable state laws and regulations pertaining to the protection of personal information (e.g., MA 201 CMR 17.00) and that is designed to meet the following objectives as set forth in the Interagency Guidelines Establishing Information Security Standards; Final Rule (12 CFR Part 30, et al.) (the “Information Security Program Requirements”):

(1)	Ensure the security and confidentiality of the Bank Customer Information;

(2)	Protect against any anticipated threats or hazards to the security or integrity of such information;

(3)	Protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer; and

(4)	Ensure the proper disposal of Bank Customer Information and “consumer information” (as that term is defined in the Interagency Guidelines Establishing Information Security Standards; Final Rule (12 CFR Part 30, et al.)).

(g) Unless specifically requested by law enforcement not to communicate with the Bank, the Servicer shall report to the Bank all known Security Incidents. “Security Incident” means any unauthorized action by a known or unknown person or automated program (e.g., worm, virus, web crawler, malware, etc.) that leads to one of the following: unintended disclosure of confidential, customer, employee or other sensitive information, denial of service, misuse of system access, or unauthorized access or intrusion, all to the extent they affect the security, confidentiality or integrity of the Bank’s Confidential Information received, stored, processed, or maintained by the Servicer. “Security Incident” shall also include any contact by a law enforcement agency with the Servicer regarding any of the Bank’s Confidential Information, unless specifically mandated by law enforcement not to communicate with the Bank. To the extent the Servicer becomes aware of any Security Incidents occurring with respect to its Subcontractors that have access (either authorized or unauthorized) to the Bank’s Confidential Information, the Servicer shall be required to report such Security Incidents in accordance with the provisions of this Section. If a Security Incident occurs, the Servicer shall notify the Bank within 24 hours at telephone number (855) 756-2677 and by email to SOC@salliemae.com (with a follow-up written notification sent immediately via overnight mail to Sallie Mae Bank, Attention: Chief Security Officer and Chief Privacy Officer, 300 Continental Dive, Newark, DE 19713), and provide the following information, to the extent known at such time: nature and impact of the Security Incident; actions already taken by the Servicer; the Servicer’s assessment of immediate risk; and corrective measures to be taken, evaluation of alternatives, and next steps. The Servicer shall continue providing (i) appropriate status reports to the Bank regarding the resolution of the Security Incident and prevention of future such Security Incidents, and (ii) cooperation, as reasonably requested by the Bank, in order to further investigate and resolve the Security Incident. The Bank may require that the services provided by the Servicer to the Bank be suspended, connectivity with the Servicer be terminated, or that other appropriate action be taken pending such resolution. The Servicer shall preserve evidence of all Security Incidents and allow external forensic analysis either onsite or through shipment of components.

(h) During the Term and thereafter for as long as the Servicer retains the Bank’s Confidential Information, the Bank, its representatives and agents will be entitled to conduct audits of the Servicer’s relevant operations, facilities, and systems to confirm that the Servicer has complied with the Bank Security Requirements and the Information Security Program Requirements (each, a “Security Audit”). Any Security Audit shall be scheduled with reasonable prior notice and conducted during normal business hours and shall not unreasonably interfere with the Servicer’s business activities. The Servicer may require any such auditor to sign a customary confidentiality agreement. In the event that any Security Audit results in the discovery of material security risks to the Bank’s Confidential Information, the Servicer shall respond to the Bank in writing with the Servicer’s plan to promptly take reasonable measures and corrective actions necessary to effectively eliminate the risk, at no cost to the Bank. The Servicer shall have fifteen (15) business days to cure such security risk, unless the parties mutually agree in writing to a longer period of time for such cure. The Bank’s right, and the right of its representatives and agents, to conduct Security Audits, and any exercise of such right, shall not in any way diminish or affect the Servicer’s duties and liabilities under this Servicing Agreement.

(i) The Servicer will, at its sole cost, conduct its own audits pertaining to the services hereunder consistent with the audit practices of well managed companies that perform similar loan servicing services. Annually, during the Term and for so long as the Servicer continues to maintain any of the Bank’s Confidential Information, the Servicer shall, at its sole cost: (i) have a nationally recognized accounting firm conduct an audit in accordance with the Statement on Standards for Attestation Engagements No. 16 (SSAE 16) developed by the American Institute of Certified Public Accountants, and have such accounting firm issue a Service Organization Control 1 (SOC-1) Type 2 report (or substantially similar report in the event that the SSAE 16 auditing standard, SOC-1 Type 2 report is no longer an industry standard) which shall cover the environment maintained by the Servicer to provide the services hereunder; and (ii) provide the Bank and its independent auditors with a copy of the SOC-1 Type 2 report promptly upon the completion thereof, together with plans for addressing any deficiencies identified in the report. The foregoing pertains to the Servicer’s SSAE 16 report for FFELP Loans; in the event that the Bank desires that the Servicer also produce an annual SSAE 16 report for Private Loans, the Servicer will make a copy of such report available to the Bank at the Bank’s expense, billed as a special service in accordance with Attachment 1.

(j) The Servicer shall be responsible for the acts and omissions of its Subcontractors as if they were the acts and omissions of its employees. Without limiting the foregoing, the Servicer (i) shall oversee any such Subcontractors that obtain, maintain, process, receive, or otherwise are permitted access to Bank’s Confidential Information (including, without limitation, all Bank Customer Information) by taking reasonable steps to select and retain Subcontractors that are capable of maintaining appropriate safeguards to protect the security and confidentiality of the Bank’s Confidential Information, (b) shall require Subcontractors to comply with (i) confidentiality provisions substantially similar to those set forth in this Servicing Agreement, (ii) to the extent the Subcontractor has access to Bank Customer Information, privacy and security provisions substantially similar to those set forth in the Customer Information Handling Requirements paragraphs of this Servicing Agreement, and (iii) to the extent the Subcontractor has access to, stores, or processes the Bank’s customers’ cardholder information, the PCI DSS (defined immediately below) in effect from time to time, and (c) shall take commercially reasonable steps to require Subcontractors to adhere to the Bank Security Requirements set forth in Attachment 7.

(k) If the Servicer has access to, stores, or processes the Bank’s customers’ cardholder information, the Servicer hereby confirms that it has on file a current Report on Compliance, evidencing that it is in compliance with the payment card industry (“PCI”) data security standard (“DSS”). The Servicer shall provide the Bank with a copy of the PCI DSS Attestation of Compliance Letter upon request. In addition to the foregoing, to the extent applicable to the services being provided to the Bank hereunder, the Servicer will comply with and adhere to the PCI DSS in effect from time to time. Each party shall be responsible for the implementation, testing, and compliance with respect to PCI data security controls within their respective PCI DSS boundaries. These requirements are applicable to all infrastructure and systems processing or storing any cardholder information as defined by the PCI DSS. Any change in the Servicer’s PCI compliance and/or certification status shall be promptly communicated to the Bank.

(l) The Servicer will comply with all audit activities required under the Act, Regulations, and the applicable Program Rules (as applicable) and will permit and assist any Guaranty Agency, Bank official or authorized agent, or governmental agency, during the Servicer’s regular business hours, to examine and audit the books and records of the Servicer applicable to the Loans and to inspect the facilities, operations, training materials, and operating policies and procedures used or available for use to service the Loans, as well as a summary of the disaster recovery and business continuity plan set forth in Attachment 6 and the testing results required thereunder. The Bank shall reimburse the Servicer for the Servicer’s actual and reasonable costs and expenses (including reasonable attorneys’ fees) in responding to inquiries from or audits or examinations by the Bank’s regulatory authorities or agencies in their review of the Bank. In addition, should the Servicer ever cease to be a publicly traded company, the Bank shall be entitled to receive periodic audited financials of the Servicer.

(m) To the extent allowed by applicable law, the Servicer shall route Bank Loan telephone calls into recording queues on a monthly basis such that all Bank-owned FFELP and Private Loan servicing and collections calls subject to this Servicing Agreement are recorded, can be segmented and identified via reasonable search methods and are available for random and unlimited listening by the Bank from the date the call is put into the queue and extending 30 days after the end of the month of the call. Until such time as the aforesaid recording queues are effectuated, the Servicer will allow the Bank to listen to Bank-owned FFELP and Private Loan servicing and collections calls subject to this Servicing Agreement by placing a minimum of 20 randomly selected calls per month in folders within the NICE listening system. There are no fees associated with this monthly listening activity. While listening to a call, if the Bank employee or representative believes the customer or the Servicer agent is disclosing non-Bank / non-affiliate data, the Bank employee or representative will immediately terminate the listening activity. If, prior to terminating the listening activity, the Bank employee or representative believes there is reason for concern about the quality of the call, the Bank employee or representative should forward the associated call identification information and the Servicer will produce a write-up concerning the call. Beginning 180 days prior to the end of the Preferred Stock Period, the parties will seek to implement a method as to how the Bank may be legally able to access its FFELP and Private Loan servicing and collections calls following the end of the Preferred Stock Period. If the parties determine that they will be unable to implement such a method to the Bank’s reasonable satisfaction prior to the end of the Preferred Stock Period, then the Bank shall have the right to deconvert its Loans from the Servicer’s system, in which case (i) the Bank and the Servicer will in good faith agree upon a business plan and schedule for the smooth transition of the servicing of such Loans to the Bank’s servicing platform, and (ii) the Bank shall be obligated to pay only 50% of the deconversion fees that would otherwise be payable under Attachment 1. In the event the Bank is subject to a regulatory or litigation requirement to retain calls, the Servicer will, at the Bank’s expense and billed in accordance with Attachment 1, provide a file of the recorded calls for delivery to the Bank in an agreed upon format. Any on-going call retention will be delivered to the Bank within 10 business days from the end of the previous month. The Bank will store the calls and retain them per the requirements of the regulatory or litigation request.

(n) The Servicer agrees to advise the Bank within five (5) business days of the Servicer’s receipt of any final report issued by the Secretary, Guarantee Agency, the Federal Financial Institutions Examination Council (to the extent that the Servicer is permitted to share any such report), or other state or federal governmental entity of the Servicer’s material noncompliance with the Act or the Regulations or applicable laws and that affects the Loans serviced hereunder.

(o) The Servicer has the right to change any part or all of its equipment, its servicing system, computer or data processing programs and any procedures, forms, reports and methods in connection with the services performed hereunder so long as the Servicer continues to service the Loans in conformance with the requirements herein. Material changes to services provided (including, but not limited to, material changes in off-shore servicing) and controls must be approved by the Bank wherein such approval shall not be unreasonably withheld. It is specifically understood that the intent of this paragraph is to allow the Servicer flexibility over the methods and techniques of servicing subject to full compliance with substantive terms of this Servicing Agreement. The Servicer agrees to seek the Bank’s approval of any change that persons similarly situated to the Servicer would in their reasonable judgment deem to be a material change made pursuant to this paragraph.

(p) During the term of this Servicing Agreement, the Servicer shall maintain at least the following insurance with financially sound and reputable insurers:

(i)	Liability Insurance:

(A)	Commercial General Liability insurance in an amount not less than $1,000,000 per occurrence, $2,000,000 aggregate for claims arising out of Bodily Injury, Property Damage and Personal Injury, and broad form contractual liability insurance to insure against any Bodily Injury, Property Damage or Personal Injury arising out of this Servicing Agreement.

(B)	Umbrella Excess Liability in an amount of at least $10,000,000 each occurrence/aggregate excess of above.

(ii)	Financial Institution Blanket Bond including Fidelity, Premises, Transit, Computer Crime (Funds Transfer) in an amount not less than $15,000,000 per loss and aggregate which shall respond to loss involving assets of the Bank under the care, custody, and control of the Servicer.

(iii)	Errors and Omissions/Professional Liability insurance in an amount not less than $2,500,000 each claim and aggregate which shall respond to claims for wrongful acts, errors, and omissions arising out of the Servicer’s performance of or failure to perform its obligations to the Bank under this Servicing Agreement, including technology and cyber risk coverage if required by law.

On request of the Bank, made not more often than annually, the Servicer shall deliver to the Bank official certificates issued by the insurer to the Servicer or an applicable Affiliate and evidencing the coverage specified above.

(q) The Bank will have the right to conduct internal control and/or audit reviews of the Servicer’s provision for physical security, information security, compliance regulations, adherence to this Servicing Agreement, and other issues after giving the Servicer appropriate notice.

ARTICLE SIX

SERVICE PERFORMANCE MEASURES

SECTION 6.1 Service Performance Measures. Except as may be otherwise agreed upon by the Bank, the Servicer shall perform its duties as outlined in the attached Service Performance Measures (Attachment 2) using reasonable care, applying that degree of skill, attention, and technological innovation that the Servicer exercises generally with respect to comparable student loans that the Servicer services on behalf of its Affiliates, all in accordance with the Act, Regulations, and the applicable Program Rules (as applicable), and other applicable federal or state law.

The Bank will monitor compliance with the Act, Regulations, and applicable Program Rules. If issues related to Servicer non-compliance arise, as reported in Bank monitoring reports or reviews or in regulatory examination reports, the Bank will notify the Servicer of the specifics. The Servicer will have thirty (30) days, following receipt of notice to respond to the issues and establish action plans to correct the issues, as more particularly set forth in Attachment 2.

SECTION 6.2 Compliance with Service Performance Measures. The Servicer shall comply with the specific time frames, reliability rates, and procedures set forth in the Service Performance Measures (Attachment 2 hereto), as the same may be modified in accordance with this Section 6.2. Both parties acknowledge that industry norms and marketplace preferences dictate changes to performance service levels from time to time. The Servicer retains the right to modify Service Performance Measures relating to servicing so long as (a) the Bank is given thirty (30) days’ prior notice and the right to reasonably negotiate pricing based on the changes in the servicing structure, (b) the modifications apply to all FFELP Loans or Private Loans of the same types as the Loans serviced by the Servicer hereunder, regardless of the identity of the owner/holder, and (c) the modifications do not: (i) cause a violation of applicable state or federal law or the Act, Regulations, or the applicable Program Rules (as applicable); (ii) materially and adversely affect the Servicer’s or the Bank’s ability to perform Loan servicing in a professional, cost-efficient, and customer-oriented manner, or (iii) cause such servicing to fall below industry standards as demonstrated in benchmarking studies conducted by or for Servicer.

ARTICLE SEVEN

TERM, TERMINATION, AND TRANSFER

SECTION 7.1 Term. The term of this Servicing Agreement (the “Term”) commences as of the Effective Date and shall remain in full force and effect for an initial period of four (4) years, unless sooner terminated in accordance with its terms and except as provided in this Article Seven for termination with respect to specific Loans, and shall renew automatically for additional one (1) year terms unless the Bank or the Servicer notifies the other party of its intention not to renew the Servicing Agreement at least ninety (90) days before the end of the then current term.

SECTION 7.2 Termination as to Specific Loans. This Servicing Agreement shall terminate as to a specific Loan upon (i) write-off of such Loan pursuant to the policies described in Section 7.5 below, (ii) the payment in full of all principal and interest by or on behalf of the

Borrower, the Secretary, or the Guarantee Agency, or (iii) the purchase or other acquisition of such Loan by the Servicer or its Affiliates in accordance with the terms hereof, or (iv) the sale of such Loan by the Bank to a third party, provided that the Servicer and such third party have entered into a loan servicing agreement with respect to such Loan in accordance with Section 11.3 below, or (v) with respect solely to the Private Loans, and at the Bank’s discretion, upon deconversion of such Private Loans following no less than 60 days’ prior written notice to the Servicer setting forth the Bank’s intention to deconvert such Private Loans from the Servicer’s servicing system. Notwithstanding the foregoing, the Servicer’s responsibilities with respect to the Bank’s documentation, as set forth herein, shall remain active. Whether or not this Servicing Agreement is terminated with respect to specific Loans pursuant to any of clauses (i) – (v) above, it shall remain in full force and effect with respect to all other Loans.

SECTION 7.3 Procedures for Deconversion of Loans. Within thirty (30) days after delivery of a proper notice of termination or non-renewal of this Servicing Agreement pursuant to this Article Seven, Section 8.2, Section 9.2 or Section 10.5, a schedule and procedure for the orderly deconversion of Loans will be agreed to by the Servicer and the Bank (and by FDR, to the extent applicable). The parties will cooperate with each other to resolve problems that arise during or as a result of the deconversion process. Except for deconversions of Loans pursuant to Section 9.2, below or due to sale of the Loan(s) to the Servicer, the Bank shall pay the deconversion fees specified in Attachment 1 (and such deconversion fees will be payable, without limitation, upon any deconversion of the Loans that occurs upon the expiration of the term of this Servicing Agreement). In addition, the Bank shall pay the removal fees specified in Attachment 1 with respect to other removals of Loans, as set forth in Attachment 1 (and described in Note 4 of Attachment 1).

SECTION 7.4 Agreement Extension. If, despite the reasonable efforts of the parties, deconversion (i.e., transfer or removal) cannot be completed by the effective date of termination, then, as to all Loans not removed, this Servicing Agreement will extend automatically through the date upon which removal procedures are completed. Provided the Servicer has acted in good faith, if the failure to effect the removal of all such Loans continues for four months or more beyond the effective date of termination and is not due to the fault or negligence of the Servicer, then in addition to any increases already provided for in Attachment 1, the fees payable by the Bank shall be increased by an amount equal to 10.0% of the fees that are then in effect, effective as of the end of such four-month period.

SECTION 7.5 Policies Regarding Loan Balance Adjustments Through Write-Offs, Write-Downs, and Write-Ups. Except with the prior consent of the Bank or as authorized herein, the Servicer shall not write off or write down any Loan balance. In the course of normal operations, and in accordance with the requirements of the Act, Regulations, and the Program Rules (as applicable), and the same customs, policies, and procedures followed by the Servicer with respect to similar loans serviced by it on behalf of its Affiliates, as the same may be modified from time to time, the Servicer may systematically and routinely adjust individual Loan accounts and Borrower accounts by writing off, writing down, or writing up balances deemed uncollectible or cost-ineffective to rectify.

SECTION 7.6 Survival of Terms. Notwithstanding the termination of this Servicing Agreement, the provisions of Article Three with respect to remission of payments belonging to the Bank will survive and continue in full force and effect. Any liabilities of either party to the other party arising from acts or omissions occurring prior to termination of this Servicing

Agreement shall survive the termination of this Servicing Agreement. Moreover, with regard to any rejection from a Guarantor with regard to its guarantee of a FFELP Loan, the Servicer shall have an additional 90 days after termination of this Servicing Agreement to secure reinstatement of the Guarantor’s guarantee. In the event such guarantee cannot be reinstated within that time frame, the Servicer shall purchase the applicable Loan(s) from the Bank pursuant to Section 9 below.

ARTICLE EIGHT

COMPENSATION

SECTION 8.1 Compensation. The Bank will compensate the Servicer for its services in accordance with the schedule of fees set forth in Attachment 1 to this Servicing Agreement. Such fees listed in Attachment 1 may be subject to increase to the extent that a demonstrable increase occurs in the cost incurred by the Servicer in providing the services to be provided hereunder due to changes in applicable governmental regulations or Guarantee Agency program requirements, Program Rules or increases in U.S. Postal Service rates. To the extent practicable, the Servicer shall provide the Bank with thirty (30) days’ notice prior to implementing any such fee increase.

SECTION 8.2 Time of Payment; Interest Accrual; Set-Off; Bank Default. Fees shall be invoiced monthly in arrears and shall be paid within 30 days of receipt of invoice. If the bill is not paid when due, interest on the unpaid balance shall accrue at the rate of the prime interest rate plus 2% per annum. If the bill (including accrued interest) is not paid within thirty (30) days after the due date, and the bill is not disputed by the Bank (provided, however, that the Bank shall remain obligated to pay all of those charges in the bill that are not in dispute), the Servicer shall be entitled to a set-off against funds within Servicer’s possession or control including, without limitation, funds representing payments collected on behalf of the Bank. If the bill (including accrued interest) is not paid by the Bank within forty-five (45) days of delivery to the Bank of notice of nonpayment from the Servicer given in accordance with the notice provisions hereof (in such case, a “Bank Default”), the Servicer may terminate its obligations hereunder, subject only to its duty to cooperate with the Bank pursuant to Article Seven. The Servicer shall not be liable to the Bank for any loss, cost, or expense suffered by the Bank and arising from the proper exercise of the right of set-off herein granted or the proper termination of Servicer’s obligations because of a Bank Default. Servicer’s remedies are intended to be cumulative and the exercise or failure to exercise any one such remedy on a particular occasion shall not affect Servicer’s right to exercise any other remedy on that occasion or Servicer’s right to exercise any one or more such remedies on any other occasion.

SECTION 8.3 Special Services. If special services are requested by the Bank, the Bank and the Servicer shall agree on pricing in advance. The Bank shall reimburse the Servicer for all special services agreed to be performed by the Servicer in accordance with the applicable terms, if any, of Attachment 1 hereto. In addition, and to avoid ambiguity, the Bank shall also reimburse the Servicer for any charges assessed by FDR to the Servicer for any services requested by the Bank.

ARTICLE NINE

BREACH AND DEFAULT

SECTION 9.1 Material Breach.

(a) In the event of a “Material Guarantee Breach” (as hereinafter defined) that is not curable by reinstatement of the Guarantee Agency’s guarantee, the Servicer shall purchase the affected Loan(s) as soon as practicable but not later than 90 days following the earlier of (i) the date of discovery of such Material Guarantee Breach, and (ii) the date of receipt of the Guarantee Agency reject transmittal form with respect to such Loan. If a Servicer Default has occurred and is continuing, the Servicer shall purchase the Loan(s) affected by the Material Guarantee Breach not later than thirty (30) days after receipt of a written demand from the Bank. The purchase price hereunder will be the sum of the unpaid principal amount plus accrued interest (calculated using the Amount That Guarantor Would Have Paid), the amount of any unpayable interest subsidy payments and Special Allowance payments through the date of payment of the purchase price, plus, for FFELP Loans, any amounts the Bank must pay the Secretary in respect of such Loan (including interest subsidy payments and Special Allowance payments which must be refunded to the Secretary). A “Material Guarantee Breach” is (1) a servicing breach that causes a full loss of a Guarantee Agency’s guarantee of a Loan serviced pursuant hereto, or (2) a failure of a subservicer or Subcontractor to comply with a servicing requirement set forth in this Servicing Agreement and the inability of the Servicer to comply on its own with such requirement, or to force compliance by such subservicer or Subcontractor. Any servicing breach that relates to compliance with the requirements of the Act, Program Rules, or the applicable Guarantee Agency but that does not cause a full loss of such Guarantee Agency’s obligation to guarantee payments of a Loan is not a Material Guarantee Breach for purposes of this Section 9.1.

(b) In addition, if any servicing breach by the Servicer is not a Material Guarantee Breach as defined in Section 9.1(a), and does not trigger such purchase obligation but does result in the refusal by a Guarantee Agency to guarantee or reimburse all or a portion of the accrued interest (or any obligation of the Bank to repay such interest to a Guarantee Agency), or the loss (including any obligation to repay to the Secretary) of interest subsidy and Special Allowance payments with respect to any FFELP Loan affected by such breach, then the Servicer shall reimburse the Bank in an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited interest subsidy and Special Allowance payments by remitting any amounts that would have been owed to the Bank by the Guarantee Agency but for such breach not later than (i) 60 days from the date of the Guarantee Agency’s refusal to guarantee all or a portion of accrued interest or loss of interest subsidy payments or Special Allowance payments, or (ii) in any case in which the Servicer reasonably believes such amounts are likely to be collected, not later than 360 days from the date of the Guarantee Agency’s refusal to guarantee all or a portion of accrued interest or loss of interest subsidy payments or Special Allowance payments.

SECTION 9.2 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)	with respect to FFELP Loans, any determination by the Secretary of the loss of the Servicer’s eligibility as a third-party servicer;

(b)	a Servicer Insolvency Event;

(c)	chronic, sustained failures to meet the Service Performance Measures set forth on Attachment 2, as described below; or

(d)	with respect to Private Loans, the Bank’s regulators have determined that there has been a default and/or the Bank’s regulators effectively require that the Agreement be terminated;

then, and in each and every case, so long as the Servicer Default shall not have been remedied in accordance with Section 12.4 (or in the case of subsection (d) above, not remedied to the satisfaction of the Bank’s regulators), the Bank may terminate this Servicing Agreement upon thirty (30) days’ prior written notice to the Servicer (or in the case of a Servicer Insolvency Event immediately upon written notice) and may initiate the transfer process pursuant to the applicable termination and transfer provisions of this Servicing Agreement. For the purposes of subsection (c) above, the failure by the Servicer to meet the Service Performance Measures shall not rise to the level of a chronic, sustained failure unless: (i) at least two such particular Service Performance Measures are missed by at least 10.0% during at least three consecutive months, or (ii) any one particular Service Performance Measure is missed by at least 10.0% during at least five months during any consecutive twelve-month period during the Term.

ARTICLE TEN

LIABILITY AND INDEMNIFICATION

SECTION 10.1 (a) Conflicts With Other Agreements. Notwithstanding anything to the contrary in this Article Ten or anywhere else in this Agreement, each party hereto acknowledges and agrees that this Agreement shall not negate, override, or otherwise alter indemnities agreed to by and between the parties and/or their Affiliates in the Separation and Distribution Agreement and the Transition Services Agreement (collectively, the “Other Agreements”).

(b) Servicer’s Liability. The Servicer shall be liable to the Bank for any claim, loss, cost, damage, liability or expense, including any claim, loss, cost (including, but not limited to remediation costs in case of data breach), damage, liability or expense that may be imposed on, incurred by or asserted against the Bank, resulting from Servicer’s negligence, willful misfeasance, bad faith, or breach of any obligation, representation, warranty, or covenant under this Servicing Agreement. Other than in the event of the Servicer’s willful misfeasance or bad faith, the Servicer’s liability under this Servicing Agreement shall be limited to the lesser of (a) the total amount of the compensation theretofore paid to the Servicer under Article Eight of this Servicing Agreement or $2.5 million, whichever is greater or (b) $10 million. In no event shall the Servicer be liable to the Bank for consequential, exemplary or punitive damages. Anything to the contrary contained herein notwithstanding, no additional liability shall be imposed on the Servicer pursuant to this Section 10.1(b) with respect to losses that are attributable to breaches that result in the Servicer’s purchase of a Loan or reimbursement to the Bank pursuant to Section 9.1 of this Servicing Agreement except for the payment of third-party claims related thereto.

The Servicer shall not be liable to the Bank pursuant to this Section 10.1(b) or otherwise for any loss or damage incurred by the Bank arising from any incorrect or incomplete information provided by the Bank, any Guarantee Agency, or the Secretary, or for the failure of the Bank to comply with its obligations. The Servicer may rely in good faith on any information or document of any kind reasonably believed by the Servicer to be properly executed and submitted by an authorized person respecting any matters arising under this Servicing Agreement. In addition, by way of further limitation, (i) where the exercise of discretion by the Servicer in order to carry out its duties is required or permitted hereunder, the Servicer shall not be liable for any error of judgment made in the good faith exercise of such discretion, and (ii) the Servicer shall not be liable for any breach of a Service Performance Measure that is not a material breach. No breach of a Service Performance Measure shall be deemed material unless it is the sole proximate cause of a clearly demonstrable loss to the Bank in excess of $10,000.00 or is part of a persistent pattern of non-compliance with the Service Performance Measures.

Except as otherwise provided in this Servicing Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Servicing Agreement and the rights and duties of the parties hereunder.

In addition, anything to the contrary contained herein notwithstanding, the Servicer shall not have any liability to the Bank with respect to any losses, claims, costs or expenses arising after the Effective Date from interpretations of any law or Regulation by any applicable governmental or regulatory authority after the Effective Date that are different from interpretations previously taken by such governmental or regulatory authority, provided, however, that the Servicer shall promptly take the necessary corrective action(s) to change the applicable practice, system or procedure on a going-forward basis. Notwithstanding the forgoing, all indemnities relating to governmental or regulatory actions contained in the Other Agreements shall continue in full force and effect to the extent set forth in such Other Agreements.

SECTION 10.2 Indemnification by Servicer. The Servicer, after notice and opportunity to cure as provided in Section 12.4, below, will indemnify and hold the Bank harmless from any claim, loss, cost, or expense, including reasonable attorneys’ fees, and that results from (i) any material failure of the Servicer to comply with the terms of this Servicing Agreement, or (ii) the failure of any warranty given or representation made by the Servicer in this Servicing Agreement. Anything to the contrary contained herein notwithstanding, no additional liability shall be imposed on the Servicer pursuant to this Section 10.2 with respect to losses that are attributable to breaches that result in the Servicer’s purchase of a Loan or reimbursement to the Bank pursuant to Section 9.1 of this Servicing Agreement except for the payment of third-party claims related thereto.

SECTION 10.3 Indemnification by Bank. The Bank will indemnify and hold Servicer harmless from any loss, cost, or expense suffered or incurred by Servicer, including reasonable attorneys’ fees, that results from any action of the Servicer authorized by this Servicing Agreement or otherwise authorized by the Bank, or that results from any material failure of the Bank to comply with the terms of this Servicing Agreement, or the failure of any warranty given or representation made by the Bank in this Servicing Agreement. In particular, but without limitation, to the extent that the Servicer is required pursuant to Section 10.1 to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Loans, the Bank shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer (including, without limitation, reasonable attorney fees) not arising out of or relating to the failure of the Servicer to comply with the terms of this Servicing Agreement.

SECTION 10.4 Certain Rights of the Indemnifying Party. A party with the responsibility to indemnify hereunder (an “Indemnifying Party”) shall control the defense or settlement of any third party claim. The other party (the “Indemnified Party”) may participate in, but not control, any defense or settlement of any third party claim to be indemnified by the Indemnifying Party, in which event the Indemnified Party will bear its own costs and expenses with respect to such participation, except as set forth in the following sentence. However, an indemnifying party may not admit liability or agree to a settlement that would impose an obligation upon an indemnified party without the latter’s prior written consent. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a third party claim if (x) the Indemnifying Party fails to appear in or to defend such claim, in which event the Indemnifying Party shall indemnify the Indemnified Party for the Indemnified Party’s costs and expenses in connection with such defense or settlement or (y) the Indemnified Party irrevocably waives its right to indemnity with respect to such third party claim.

SECTION 10.5 Force Majeure. Notwithstanding the foregoing, if either party is rendered unable, in whole or in part, by a force not reasonably within the control of that party (including acts of God, acts of war, riots, insurrections, illegality of performance, strikes or other industrial disturbances, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Servicing Agreement, such party shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other party hereto, for so long as such party remains unable to perform such obligation as a result of such event. The following events shall not constitute force majeure events: (a) acts or omissions of Subcontractors, or (b) delays or failures to the extent they could have been avoided or their impact mitigated through the use of commercially reasonable business continuity measures. If either party is unable to materially perform its obligations under this Servicing Agreement and its performance is excused pursuant to this paragraph for a period of at least thirty (30) days, the other party may terminate this Servicing Agreement upon at least three (3) business days’ prior written notice.

ARTICLE ELEVEN

ASSIGNMENTS AND SUBCONTRACTS

SECTION 11.1 General Rule. To the fullest extent permitted by law, and except as provided in this Article Eleven, no party may assign its rights or delegate its duties under this Servicing Agreement without the prior written consent of the other parties, and any such assignment shall be void and without effect.

SECTION 11.2 Mergers and Reorganizations. Each party agrees that upon (a) any merger or consolidation of such party into another person or entity, (b) any merger or consolidation to which such party is a party that results in the creation of another person or entity, or (c) any person or entity succeeding to the properties and assets of such party substantially as a whole, such party shall cause such person or entity (if other than such party) to execute an agreement of assumption to perform every obligation of such party hereunder.

SECTION 11.3 Sale of Loans. In the event that during the Term of this Servicing Agreement, as the same may be extended, the Bank proposes to sell any Loans serviced hereunder, unless the proposed purchaser is the Servicer or one of the Servicer’s Affiliates, the Bank shall provide to the Servicer at least thirty (30) days’ prior written notice of the proposed sale, including the name of the purchaser, the name of the responsible contact at the purchaser and the date of the proposed sale. Any such sale shall be subject to (i) the Servicer’s approval of the financial condition of the purchaser, which approval shall not be unreasonably withheld, and (ii) the purchaser’s entering into a new loan servicing agreement with the Servicer for the servicing of the Loans being sold, which the Servicer and the purchaser shall negotiate in good faith, and that is either (a) substantially in the form of the private loan servicing agreement attached hereto as Attachment 9, if the sale is to occur on or before the first anniversary of the Effective Date, or (b) on market-based terms and conditions, if the sale is to occur after the first anniversary of the Effective Date. Any such purchaser or subsequent purchaser must pay to the Servicer a reasonable transfer fee in connection with such sale. Any such purchaser or subsequent purchaser of FFELP Loans must be an “eligible lender” as defined under the Act. The Bank shall indemnify the Servicer and hold the Servicer harmless from any loss, cost, or expense arising from the sale of Loans serviced hereunder and from any claim by the purchaser or purchaser’s successors and assigns in conflict with the Servicer’s rights hereunder.

SECTION 11.4 Subcontracts; Assignment to Servicer’s Legal Successor. The Servicer has the right to employ Subcontractors to perform activities associated with or in support of the services provided hereunder. Notwithstanding any provision of this Servicing Agreement that requires Servicer to perform any particular service for the Bank, or to comply with any particular servicer performance measures, or to perform any other obligation hereunder, or to accept liability for any aspect of servicing such Loans, if servicing of the applicable Loans is performed by any subservicer or Subcontractor pursuant to a subservicing agreement or subcontracting agreement executed prior to the Effective Date and the subservicing agreement or subcontracting agreement does not require the subservicer or Subcontractor to comply with the particular servicer performance measures set forth in this Servicing Agreement, or to perform any one or more of the other obligations hereunder with respect to such Loans, then if the Servicer is unable to force compliance by such subservicer or Subcontractor with the requirements set forth in this Servicing Agreement, the Bank’s remedy shall be limited to treating the failure as a Material Guarantee Breach under Section 9.1 above and requiring the Servicer to purchase the affected Loan(s) pursuant to the provisions of Section 9.1. With regard to all Subcontractors with which Servicer contracts after the Effective Date, Servicer will ensure that any new Subcontractor complies with the terms of this Agreement. Except to the extent set forth earlier in this Section 11.4, the Servicer shall remain fully obligated hereunder for the performance by any Subcontractor of services hereunder. In connection with any audit of the Servicer pursuant to Section 5.1(l), the Servicer shall make available to the Bank, on-site at the Servicer’s facilities, all policies and procedures and available audit reports related to the Servicer’s audit of any such subservicer or Subcontractor or the Servicer’s vendor management of any such subservicer or Subcontractor applicable to the Loans being serviced under this Servicing Agreement, including, without limitation, any Security Assessment Framework evaluations (SAFe assessments) of such subservicer or Subcontractor. The Servicer may assign its rights and delegate its duties hereunder to any legal successor of the Servicer. Upon the written request of the Bank, the Servicer shall provide information regarding the name and qualifications of any significant Subcontractor. With respect to all such subcontracts entered into after the Effective Date of this Servicing Agreement, the Servicer will obtain the prior approval of the Bank of any offshore entity that is to serve as a Subcontractor if such entity is to have access to the non-public personal information of the Bank’s customers, which approval will not be unreasonably withheld or delayed; provided, however, that if the Bank approves such an offshore Subcontractor for the purposes of this Section 11.4 for a specific service, such Subcontractor shall be deemed approved to perform other services that are reasonably defined as being within the same category of services. For example, if a Subcontractor is approved to perform in-bound call center activity where the Subcontractor will have access to the non-public personal information of the Bank’s customers, such Subcontractor shall be deemed approved to perform outbound call center activity if the scope of the Servicer’s subcontract with such Subcontractor is subsequently expanded. Similarly, if a Subcontractor is approved to perform specific account processing activities where the Subcontractor will have access to the non-public personal information of the Bank’s customers, such Subcontractor shall be deemed approved to perform other account processing activities if the scope of the Servicer’s subcontract with such Subcontractor is subsequently expanded.

ARTICLE TWELVE

NOTICES AND REPRESENTATIVES; DISPUTE RESOLUTION

SECTION 12.1 Notices. All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given only if delivered personally, sent by nationally recognized overnight courier, or mailed (first class postage prepaid or electronically) to the parties at the following addresses:

If to the Bank:

Sallie Mae Bank

175 S. West Temple, Suite 600

Salt Lake City, UT 84101

Attention: President

with a copy to:

Sallie Mae Bank

300 Continental Drive

Newark, DE 19713

Attention: General Counsel

If to the Servicer:

Navient Solutions, Inc.

11100 USA Parkway

Fishers, IN 46037

Attention: Senior Vice President, Financial Institution Sales

with a copy to:

Navient Solutions, Inc.

2001 Edmund Halley Drive

Reston, VA 20191

Attention: Legal Department

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by nationally recognized overnight courier to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

SECTION 12.2 Representatives. Each of the Bank and the Servicer will designate one or more persons to consult with the other party to resolve day-to-day operating questions that arise in the performance of this Servicing Agreement and will notify the other party of the identity of the representatives so designated. The designation of such representatives may specify reasonable limitations upon their authority, but each of the representatives will have the authority, on behalf of the party represented, to resolve questions arising under the Service Performance Measures.

SECTION 12.3 Administrative Dispute Resolution. The parties will endeavor in good faith to achieve amicable resolution of all disputes and disagreements arising hereunder, if any, with a view to the avoidance of litigation. Each party will continue to perform its respective obligations under the Agreement during this process. In the event that a question arises under this Servicing Agreement the resolution of which is beyond the authority of one or both of the parties’ representatives or upon which the representatives cannot agree despite good faith consultation, the parties shall make diligent and prompt effort to resolve the question through the intervention of senior officers with plenary authority to waive an interpretive stance taken by the party represented and/or, on behalf of such party, to negotiate and agree to any amendment to this Servicing Agreement. Each party may rely on the representation of any officer of the other party of the rank of Vice President or higher (other than a representative appointed pursuant to Section 12.2) who asserts in writing that he or she is acting on behalf of that party under the provisions of this Section 12.3. In aid of this Section, whenever reasonably requested by the other party, each party will provide a current list identifying its officers by name and title. Notwithstanding, where irreparable harm to a party’s interest is imminent, either party may circumvent this time line and seek injunctive relief in a court of law.

SECTION 12.4 Opportunity to Cure. In the event of a failure by the Servicer to comply with any provision of this Servicing Agreement, no action may be commenced by the Bank to enforce such provision unless the Bank has first given written notice of such non-compliance to the Servicer in accordance with the notice provisions of this Servicing Agreement and has afforded the Servicer an opportunity to cure as specified in this Section. If the failure to comply is a failure to make a required deposit, purchase a Loan, reimburse lost interest or Special Allowance payments, or otherwise expressly to pay money to or for the Bank (a “Monetary Breach”), the Servicer shall be accorded a period of ten days after such notice to make the deposit, purchase the Loan, reimburse the interest or Special Allowance payment, or otherwise pay the money that is expressly required to be paid. If the failure to comply is not a Monetary Breach, the Servicer shall be entitled to a reasonable period of time after such notice in order to remedy the failure. As used in the preceding sentence, the term “reasonable period of time” means a period of time that is reasonable under the circumstances, taking into account the nature of the failure, the ease or difficulty of an appropriate remedy, and the harm likely to be suffered with the passage of time, but in any event not less than thirty (30) days and not more than ninety (90) days after such notice. If the failure asserted by the Bank is disputed by the Servicer, the parties will use such reasonable period of time to attempt to resolve the dispute through the administrative dispute resolution procedure described in Section 12.3, above.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.1 Interpretation in Accordance with the Act. The servicing of FFELP Loans under this Servicing Agreement will be subject to all applicable provisions of the Act and the Regulations, as the same may be amended from time to time. In the event of a conflict between any provision of the Act or a Regulation and this Servicing Agreement, the Act or Regulation will govern with respect to the servicing of such FFELP Loans.

SECTION 13.2 Captions, Attachments and Schedules. The captions used in this Servicing Agreement are for convenient reference only and do not define, limit, describe or modify the meaning of the text of the Servicing Agreement. The attachments and schedules hereto are an integral part hereof, and all references herein to this Servicing Agreement shall be deemed to refer as well to such attachments and schedules.

SECTION 13.3 Confidentiality; Servicer’s Press Releases and other Public Announcements. The Bank’s Loan Documentation, and the contents of this Servicing Agreement, together with all supporting documentation, exhibits, attachments, schedules, and any amendments thereto which form the basis of the business relationship between the Bank and the Servicer, together with all negotiating, explanatory and interpretive materials pertaining thereto including, without limitation, all related correspondence between the parties (together, the “Agreement and Materials”), will be held in the strictest confidence by the Bank and the Servicer. Each party will make appropriate efforts to ensure that the Agreement and Materials is not disclosed or otherwise discussed with any third parties except as hereunder provided, or as required for financing or acquisition purposes, audit purposes, legal advice, as otherwise required by law, regulations, or as agreed to by the parties. Prior to distributing any press release pertaining to this Servicing Agreement or the relationship between the parties, the party wishing to share the information will disclose the proposed contents thereof to the other and will consult with the other party as to the accuracy and advisability of such press release or other public announcement.

SECTION 13.4 Liability of Individuals. No director, officer, or employee of any party (or of the general partners in such party) shall be subject to any liability for errors in judgment or for any action taken, or for refraining from taking any action, provided such error, action or inaction was made in good faith.

SECTION 13.5 Relationship of Parties. The Servicer is an independent contractor and, except for the services to be performed as set forth herein, is not and will not hold itself out as an agent of the Bank. Nothing herein contained shall create or imply a general agency relationship between the Servicer and the Bank, nor shall this Servicing Agreement be deemed to constitute a joint venture or partnership between the parties.

SECTION 13.6 Counterparts. This Servicing Agreement may be executed in counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 13.7 Severability. If a court of competent jurisdiction holds any provision of this Servicing Agreement inoperative or unenforceable either generally or as applicable in any particular situation, it is the intention of the parties that such invalid or unenforceable provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the provisions of this Servicing Agreement reasonable and enforceable.

SECTION 13.8 Remedies Not Exclusive. Except for the specific breaches and their respective remedies described in Section 9.1, above, no remedy by the terms of this Servicing Agreement conferred upon or reserved to either party hereto is intended to be exclusive of any other remedy existing at law or in equity.

SECTION 13.9 Non-Discrimination. In servicing Loans pursuant to this Servicing Agreement, the Servicer will not discriminate on the basis of race, color, religion, national origin, sex or marital status, or age (provided the applicant has the capacity to contract), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

SECTION 13.10 Lending Policy. The Lending Policies attached hereto as Attachment 5 are hereby incorporated herein as the applicable Lending Policies as of the date hereof, and the Lending Policies, as amended from time to time, is also hereby incorporated as part of this Servicing Agreement. The Lending Policies must be able to be reasonably administered by the Servicer, be consistent with the provisions of this Servicing Agreement, the Act, Regulations, and the Program Rules (as applicable) and cannot be amended without sufficient prior notice to the Servicer to allow implementation of any servicing modifications. The Lending Policies will be reviewed and updated by the Bank if deemed necessary on at least an annual basis or as required by the Act or the Regulations or as any Program Rule changes may occur. To the extent that a change in the Bank’s Lending Policies require the Servicer to implement material operational changes or systems modifications, the cost of such changes and modifications may be borne by the Bank.

SECTION 13.11 Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard for principles of conflicts of law that would require the application of the law of a jurisdiction other than the State of Delaware.

SECTION 13.12 Entire Agreement; No Amendment Except in Writing. This Servicing Agreement and the agreements referred to herein shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to such subject matter. This Servicing Agreement may not be amended except by a subsequent written agreement signed by the parties.

SECTION 13.13 Waiver. The waiver or failure of a party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right herein.

ARTICLE FOURTEEN

SUPPLEMENTARY PRODUCTS AND SERVICES

SECTION 14.1 Supplementary Products and Services. The Servicer and the Bank may agree from time to time, in writing, for the Servicer to support supplemental lending and servicing products and services for the benefit of the Bank and the Bank’s borrowers. Except as the parties may subsequently agree in writing, however, no other supplemental product or service will be supported by the Servicer.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed and delivered as of the Effective Date.

SALLIE MAE BANK		NAVIENT SOLUTIONS, INC.

By:	/s/ Raymond Quinlan	By:	/s/ John F. Remondi

Name:	Raymond Quinlan	Name:	John F. Remondi

Title:	Chief Executive Officer	Title:	Chief Executive Officer

LIST OF ATTACHMENTS

ATTACHMENT 1: Monthly Fees and Activity Based Charges Schedule

ATTACHMENT 2: Service Performance Measures

ATTACHMENT 3: Servicer Reporting

ATTACHMENT 4: Data Access for Owners and Borrowers

ATTACHMENT 5: Lending Policy

ATTACHMENT 6: Disaster Recovery and Business Continuity Planning

ATTACHMENT 7: Sallie Mae Bank’s Confidential Information Security Requirements

ATTACHMENT 8: Sallie Mae Bank Borrower Benefits

ATTACHMENT 9: Form of Servicing Agreement for Third-Party Purchaser

ATTACHMENT 3: Servicer Reporting

Standard Monthly Reporting Applicable to the Serviced Loans

Servicer will make available to the Bank on a monthly basis a standard set of reports. Reports will be available in the format described in the table below. Reconciliation reporting will be available by the 15th business day of the month. Most other reports will be available by the 6th business day of the month.

Report Number	Report Name	Media	Report Description
800	Monthly Activity Summary Report	• On-line access	Summary of program balance and accounting transactions at month-end.

802	Monthly Activity Summary Detail Report	• On-line access	Summary of outstanding principal by status, weighted interest rate and terms of maturity.

N/A	Servicing Invoice	• Hardcopy	Monthly invoice detailing originations, premium billing, post sale cancellations and servicing fees for the prior month.

N/A	UFLM017201	• Electronic	Unused Commitments

N/A	EIVDPSLR01	• Electronic	Sallie Mae Post Sale Cancellation Report

830	LSF030D$01	• Electronic	Daily Cash Transactions Posted

831	LSF030D$02	• Electronic	Daily Advice Transactions Posted

N/A	Daily FFELP Pledge Monitoring	• Electronic	Daily report of outstanding principal balance of all FFELP Loans owned by the Bank

N/A	Escalated inquiries, complaints	• Electronic	Monthly reporting on escalated inquiries and complaints (by category type)

N/A	OFAC reports	• Electronic	Monthly reporting on OFAC

OPSF0002	Daily Activity Summary Report	• On-line access	Daily summary of program balance and accounting transactions for FDR serviced loans

OPSF0003	Monthly Activity Summary Report	• On-line access	Summary of program balance and accounting transactions at month-end for FDR serviced loans

OPSF0004	Activity Detail Report	• On-line access	Daily detail of program balance and accounting transactions for FDR serviced loans

OPSF0005	Monthly Activity Detail Report	• On-line access	Monthly detail of program balance and accounting transactions for FDR serviced loans

OPSF0006	Monthly Delinquency Summary Report	• On-line access	Summary of outstanding principal and borrower interest by delinquency or claim status for FDR serviced loans

OPSF0007	Monthly Characteristics Summary Report	• On-line access	Summary of outstanding principal by status and terms of maturity for FDR serviced loans

OPSF0008	Monthly Borrower Detail Report	• On-line access	Detail of borrower/loan activity at account level, including loan balance for FDR serviced loans

OPSF0009	Monthly Delinquency Detail Report	• On-line access	Detail of outstanding principal and borrower interest by delinquency or claim status for FDR serviced loans

LFHOW01	Owner Daily Cash Transactions Posted	• On-line access	Daily cash totals and details for payment, refund, and reversal transactions for FDR serviced loans

Quarterly Reports

The Servicer will prepare and make available to the Bank (by on-line access), within twenty (20) calendar days after the end of each calendar quarter, a summary report showing the interest and Special Allowance information that was reported to the Secretary on the Lender’s behalf.

Ad Hoc Reports

Ad hoc reporting may be provided upon agreement with Servicer. The Bank will be charged for such reports in accordance with the schedule of fees in Attachment 1.

ATTACHMENT 4: Data Access for Owners and Borrowers

Owners can access borrower and loan information on Servicer’s Consolidated Loan Administration Servicing System (CLASS) and FDR System through the following means:

(1)	Internet access using an internet browser

(2)	Data updates or extract files delivered in a machine-readable format

In addition, Borrowers may have limited internet access to certain account information.

1.	Internet Account Access for Owners

Owners have the option of using a standard Internet browser to access individual borrower account detail by logging on to the Servicer’s web site—www.navient.com. Owners desiring this type of access must first establish a user ID and password. Unlike CLASS Administrative Terminal access, a single user ID/password combination can be configured for access to any combination of Owner OE numbers the Owner chooses. The following describes the types of data available through our Internet Account Access for Owners:

•	Loan Balance and Status Summary

•	Payment Summary

•	Interest Summary

•	Application and Disbursement Summary

•	Payment History

2.	Data Updates/Extract Files

The Servicer can provide monthly extracts of CLASS servicing data for transfer to the Owner in machine-readable format. The following fields represent a small portion of the detail available on each loan.

•	Social Security Number

•	Full Name

•	Date of Birth

•	Address and Telephone Number

•	School

•	Guarantor

•	Total Disbursed Principal

•	Payment Amount and Payment Due Date

•	Current Principal Outstanding

•	Current Accrued Interest

•	Deferment History

•	Cosigner/Co-maker/Reference

•	Claim Detail

3.	Direct Access to CLASS, FDR and Associated Data Warehouses:

The Servicer will provide direct access to CLASS to access individual borrower account detail, allowing the Bank to monitor its portfolio of loans.

4.	Internet Account Access for Borrowers

Borrowers can also establish a user ID and password to access their individual account information.

ATTACHMENT 5: Lending Policy

SECTION 1 – FFELP

As agreed to by the Bank and the Servicer, in accordance with the guidelines set forth in the applicable FFELP and Consolidation Loan Program documents developed by the Bank.

SECTION 2 – PRIVATE LOANS

As agreed to by the Bank and the Servicer, in accordance with the guidelines set forth in the applicable Private Loan Program document developed by the Bank.

ATTACHMENT 6: Disaster Recovery and Business Continuity Planning

A. Disaster Recovery and Business Continuity. The Servicer will be responsible for disaster recovery and business continuity planning, testing, implementation, and execution related to all locations from which services are provided under this Servicing Agreement (including locations of the Servicer’s Subcontractors, “Service Locations”). The Servicer shall provide the services described in subparagraphs (i) through (iv) below without extra charge to the Bank:

(i)	maintaining and testing the Disaster Recovery/Business Continuity Plan (as defined below);

(ii)	implementing the Disaster Recovery/Business Continuity Plan in the event of a disaster affecting Service Locations within the specified timeframes;

(iii)	carrying out disaster recovery, business continuity or redundancy procedures related to the services in accordance with such Disaster Recovery/Business Continuity Plan; and

(iv)	designing and implementing a Disaster Recovery/Business Continuity plan to minimize disruption to the business of Bank.

B. Disaster Recovery/Business Continuity Plan. The Servicer shall maintain a Disaster Recovery/Business Continuity plan (the “Disaster Recovery/Business Continuity Plan”) that covers services that are provided to Bank and each of the proposed Service Locations. The Servicer will provide a target RTO and RPO of 48 hours and 2 hours, respectively, unless a lower minimum is provided in the Disaster Recovery/Business Continuity Plan in respect of any particular application.

C. Testing. The Servicer will test the Disaster Recovery/Business Continuity Plan on at least an annual basis or more often as required by any regulatory authority having authority over Servicer.

D. Priority. If a disaster or major site impact occurs involving the need to recover operations at a Service Location or to operate from a fallback site and, as a result, it is necessary for the Servicer or its Subcontractors to allocate limited resources between or among several organizations, the Servicer shall not treat the Bank less favorably than any other customer for purposes of allocation of such resources.

ATTACHMENT 7: Sallie Mae Bank’s Confidential Information Security Requirements

Access to Bank Confidential Information (including, without limitation, any non-public personal information or personally identifiable information of customers or consumers for which the Bank is the custodian) shall, subject to the other applicable provisions of the Servicing Agreement, be restricted to the Servicer with whom the Bank is contracting under the Servicing Agreement and the employees and, to the extent permitted by the Servicing Agreement, the permitted Subcontractors of the Servicer (and their respective personnel) (each, including the Servicer, an “Accessing Party”) who (1) shall provide the services under the Servicing Agreement and (2) have been properly trained and instructed as to all obligations set forth in the Servicing Agreement and this Attachment 7 with respect to the access and use of the Bank’s Confidential Information. Any Accessing Party hardware or software used to accesses, process, store or transmit any Bank Confidential Information shall be referred to herein as an “Affected Computing Device.” In order to prevent unauthorized use, access, modification, or disruption to Bank Confidential Information, information security measures shall be implemented with respect to any Affected Computing Device.

In addition to the security of Affected Computing Devices, this Attachment must take a broader view of security. The security of these devices is dependent upon the Accessing Party maintaining a secure infrastructure that implements an array of industry standard controls. Therefore, this Attachment covers the infrastructure necessary to protect the Affected Computing Device. This does not cover the Accessing Party’s entire infrastructure and controls regime, but only the slice which assures the security of the Affected Computing Devices.

Access Control

1.	Access to Affected Computing Devices shall be configured with the concept of “Least Privilege” enforced. Access to Affected Computing Devices shall be granted only to those individuals who shall have it in order to provide the Services.

2.	Access to Affected Computing Devices shall be granted in line with formally documented user administration processes that are designed to ensure:

a.	All users granted access to Affected Computing Devices shall be explicitly approved by appropriate Accessing Party management; and

b.	Provisioning and de-provisioning of access to critical Affected Computing Devices is reviewed at regularly scheduled intervals by appropriate Accessing Party management.

3.	All Affected Computing Devices shall be configured to require users to periodically change their passwords. Password length, complexity and reuse shall adhere to industry standard practices.

4.	Accessing Party shall limit access by means of wireless networking to Bank Confidential Information to the minimum required situations. Where such wireless access is necessary, such Accessing Party shall require that authentication, encryption, and security for the wireless network meets generally accepted industry standard practices.

5.	Accessing Party authentication credentials that are no longer required or that are no longer authorized to obtain access to Bank Confidential Information from Affected Computing Devices shall be (promptly disabled.

6.	In the event that Accessing Party is provided with Bank administered credentials or devices to permit access to Bank Confidential Information, Accessing Party shall promptly notify the Bank, within 24 hours in a manner that is mutually agreed upon by the parties, of a personnel change whereby an individual no longer requires Bank administered authentication credentials to Bank Confidential Information.

7.	Network protection mechanisms meeting industry standard practices shall be implemented for all Accessing Party company networks accessing Bank Confidential Information.

8.	Accessing Party’s personnel shall exercise restraint with their access privileges to Bank Confidential Information, shall not attempt to circumvent or subvert any security measures and not use their access for anything other than the provision of Services.

9.	Access to Bank Confidential Information over the public Internet shall be restricted.

Logging & Monitoring

10.	All Affected Computing Devices shall be configured to audit relevant security events using industry standard practices.

11.	Audit and event logs for Affected Computing Devices shall be adequately protected to prevent contents from being modified or deleted in an unauthorized fashion.

12.	System logs are to be analyzed for suspicious activity.

Patching & Configuration Management

13.	Accessing Party shall maintain a security patching/update validation process that is designed to ensure that all Affected Computing Devices are patched in a timely manner consistent with industry standard practices.

14.	Accessing Party shall follow industry standard practices to implement secure system configurations.

15.	Accessing Party change control management procedures shall be documented and followed.

Storage & Media Protection

16.	Servers, enterprise data storage devices, backup tapes and media, and other Affected Computing Devices used to support network communications shall be located in a secure and restricted access location within Accessing Party facilities, or approved Subcontractor facilities,

17.	All backup media, including tapes, sent off site that contains Bank Confidential Information shall be encrypted using industry standard practices.

18.	When Bank Confidential Information is required to be destroyed or disposed per the terms of the Servicing Agreement, such Bank Confidential Information, whether in paper, electronic or other form requires secure disposal or destruction. These measures shall be in line with industry standard practices.

Physical & Environmental Protection

19.	Accessing Party Facilities at which Affected Computing Devices are stored or maintained shall have appropriate controls implemented that restrict physical access to only authorized personnel. Visitor access to such facilities shall be based on authentication of visitor identity and visitors shall be escorted.

20.	Data centers housing Bank Confidential Information are required to have controlled access with working security cameras. Data center access control lists shall be kept current.

21.	Accessing Party shall provide at least 90 days’ advance notification to Bank prior to relocation or transfer of Accessing Party’s datacenter housing Bank Confidential Information.

Vulnerability Assessments

22.	Accessing Party shall maintain a vulnerability management and assessment program based on industry standard practices that frequently assesses Affected Computing Devices and mitigates or eliminates vulnerabilities.

23.	Routine network and database scans shall be scheduled. The scan results shall be analyzed and vulnerabilities identified and remediated within a timeframe commensurate with the relative risk.

24.	Accessing Party shall engage, at its expense, an unrelated security firm to perform an annual penetration test of Affected Computing devices. Accessing Party shall implement security controls and practices to mitigate risks identified during such an assessment.

Encryption

25.	When Bank Confidential Information is being accessed, or transmitted, over the Internet or via a public switched network, the communications session shall utilize a secure transport mechanism meeting industry standard for encryption. All laptops, hand-held devices and removable storage devices, shall utilize full disk encryption meeting industry standards for encryption.

Malware Protection

26.	Affected Computing Devices shall be appropriately and reasonably protected against malicious software. All such Affected Computing Devices shall be configured with up-to-date anti-virus.

Security Awareness & Training

27.	All Accessing Party personnel who have access to Bank Confidential Information are required to successfully complete initial security awareness training, including affirmative acknowledgement of their security and privacy responsibilities, and annual refresher training thereafter.

Host-Based Security – End Point Computing

28.	Only devices provided by or under the management of Accessing Party personnel or by Bank may be used to access Bank Confidential Information. Public resources such as hotel PC kiosks, or other public-access terminals such as those available in malls and airports, may not be used for this purpose.

Policies and Procedures

29.	Upon request, but no more frequently than annually, Accessing Party shall permit Bank to review its information security, physical security, and privacy policy at the Accessing Party’s facility.

30.	Accessing Party shall develop, implement, and maintain logical network diagrams and security documentation for the Affected Computing Devices to provide an overview of the security requirements and a description of the security controls in place.

Change Management

31.	Accessing Party shall utilize a change management process based on industry standards that is designed to ensure that Accessing Party information security personnel have insight and approval over changes affecting security devices (e.g., firewalls, VPNs, IPS) and systems handling authentication, authorization, and auditing.

Data Loss Prevention

32.	Accessing Party shall maintain an approach to data loss prevention in-line with industry standards to mitigate the risk of unauthorized data disclosure from applications and network infrastructure.

Asset Inventory

33.	Accessing Party shall maintain an asset inventory of all critical Affected Computing Devices that access, store, process or transmit Bank Confidential Information.

Remote Access

34.	In the event Accessing Party requires remote access to Bank’s network:

a.	Accessing Party’s use of individually assigned Bank remote access credentials and authentication devices are for the sole use of that individual and not to be shared with anyone else for any reason.

b.	Accessing Party remote access to Bank’s network will require a Bank approved or Bank-provided multi-factor authentication.

Background Investigations

35.	Accessing Party on-boarding process for personnel that will have access to Bank Confidential Information shall include, at its expense, an industry standard background investigation.

36.	Accessing Party shall not assign any individual to Bank who (1) has been convicted of a felony of any nature or a misdemeanor of violence, theft or fraud or a crime involving dishonesty or breach of trust; (2) has an unverifiable SSN, address, employment, or education; or (3) appears on the OFAC list.

37.	Accessing Party shall promptly notify Bank in the event Accessing Party becomes aware that any individual assigned to Bank is under investigation or arrested for, or convicted of, a felony of any nature or a misdemeanor of violence, theft or fraud or a crime involving dishonesty or breach of trust.

Systems Development and Maintenance

38.	Accessing Party will annually conduct appropriate application security reviews for critical applications and prior to the promotion of production changes to critical application.

Segregation of Duties

39.	Accessing Party shall safeguard Bank Confidential Information by employing commercially reasonable practices, techniques and/or technologies, to implement segregation of duties.

Cloud Service Delivery*

40.	Accessing Party shall document controls used to maintain logical separation of data (prevent inadvertent release of data) in multi-tenant environments.

*	Adapted from the Cloud Security Alliance Cloud Controls Matrix Version 1.1 (2010), http://www.cloudsecurityalliance.org/cm.html

ATTACHMENT 8: Sallie Mae Bank Borrower Benefits

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
BENEFIT TYPE: AUTO DEBIT (DDD) INTEREST RATE REDUCTION - FFELP

9999	ER/ACH INTEREST RATE REDUCTION	AN INTEREST RATE DISCOUNT EARNED WHEN MONTHLY PAYMENTS ARE MADE BY AUTOMATIC DEBIT ON YOUR ELIGIBLE FEDERAL STAFFORD AND PLUS LOANS IN AN EXTENDED REPAYMENT PLAN FOR THE MAXIMUM REPAYMENT TERM AVAILABLE	GS, PL, PL/GP

ADDM	SMS HELP CONSOLIDATED ACH RATE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

ADSM	SMART LOAN DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

ADSN	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS, PL, PL/GP

CARA	AUTOMATIC REPAYMENT ADVANTAGE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CBAA	AUTOADVANTAGE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS

CBAC	CONSOLIDATION BORR INCENTIVE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CBAP	1/4% AUTOPAY REDUCTION	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CBAU	AUTOCHEK DISCOUNT	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS

CBDD	NATL STUDENT CONSOLIDATION CORP	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CITA	INTEREST RATE REDUCTION FOR ACH	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	PL, PL/GP

CNS2	AUTO DEBIT	DURING ACTIVE PERIODS OF REPAYMENT, A 0.375 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CNSL	AUTOMATIC DEBIT	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CRAD	AUTO ADVANTAGE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

CSBA	STUDENT BREAK	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS, PL

CT23	AUTOMATIC DEBIT BENEFIT	A 0.50% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER SUCCESSFULLY ACTIVATES ACH PAYMENTS.	PL, PL/GP

CT25	AUTOMATIC DEBIT BENEFIT	A 0.25% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER SUCCESSFULLY ACTIVATES ACH PAYMENTS.	GS, PL, PL/GP, SM

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CT26	AUTOMATIC DEBIT BENEFIT	A 0.25% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER SUCCESSFULLY ACTIVATES ACH PAYMENTS.	GS, PL, PL/GP, SM

CT27	AUTOMATIC DEBIT BENEFIT	A 0.50% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER SUCCESSFULLY ACTIVATES ACH PAYMENTS.	PL, PL/GP

CTAR	1/4% AUTOPAY REDUCTION	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS

CTDD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

DDFG	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	PLGP

DIRP	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS

FPAD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	PL

PRDD	PREMIER	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	SM

SMRH	HELP RATE	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS, PL

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
STTA	TOP PERFORMER-AUTO DEBIT	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	GS

BENEFIT TYPE: DISCOUNT (DSC) INTEREST RATE REDUCTION, TYPICALLY REQUIRING ON-TIME PAYMENTS - FFELP

CBBO	CITIBONUS	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 60 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT AND FORBEARANCE.	SM

CBCI	CONSOLIDATION INCENTIVE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

CBDC	NATL STUDENT CONSOLIDATION CORP	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

CBDM	DEBT MINDER REPAY ADVANTAGE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CBDS	DISCOUNT STUDENT LOAN	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

CBRT	CONSOLIDATION BORROWER INCENTIVE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

CBSM	CONSOLIDATED BORROWER INCENTIVE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT.	SM

CBTM	CONSOLIDATION BORROWER INCENTIVE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

CBTP	CONSOLIDATION BORR INCENTIVE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CETP	CITIEXTRA$	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

CIT3	INTEREST RATE REDUCTION	A 0.75% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 60 ON-TIME PAYMENTS.	SM

CITD	CONSOLIDATION SAVINGS	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE. MINIMUM ORIGINAL LOAN BALANCE OF $ 5,000.00 IS REQUIRED.	SM

CITI	STAFFORD 06/07 BORR INCENTIVES	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE. ADDITIONAL 1.00 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS

CONS	SMS HAWAII CONSOL HELP BENEFIT	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 24 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CSST	TOP PERFORMER - STAFFORD	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

CT05	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS.	SM

CT07	INTEREST RATE REDUCTION	A 2.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS.	GS

CT08	INTEREST RATE REDUCTION	A 2.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 48 ON-TIME PAYMENTS.	GS

CT12	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS.	SM

CT18	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS.	SM

CT20	INTEREST RATE REDUCTION	A 2.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 48 ON-TIME PAYMENTS.	GS

CT22	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 48 ON-TIME PAYMENTS.	SM

CT45	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS.	SM

CT51	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS. AND ADDITIONAL 1.00% INTEREST RATE REDUCTION AFTER THE BORROWER MAKES 48 ON-TIME PAYMENTS.	GS

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CT52	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS. AN ADDITIONAL 1.00% INTEREST RATE REDUCTION AFTER THE BORROWER MAKES 48 ON-TIME PAYMENTS. AFTER 60 ON-TIME PAYMENTS, THE BORROWER WILL RECEIVE AN ADDITIONAL 2.00% INTEREST RATE REDUCTION.	GS

CT54	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED AFTER THE BORROWER MAKES 36 ON-TIME PAYMENTS. AND ADDITIONAL 1.25% INTEREST RATE REDUCTION AFTER THE BORROWERS MAKES 48 ON-TIME PAYMENTS.	GS

CTTP	2% RATE REDUCTION	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

DMRA	DEBT MINDER REPAYADVANTAGE	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	SM

GF02	INTEREST RATE DISCOUNT	A 0.750 % INTEREST RATE DISCOUNT.	PL/GP

NCBD	DISCOUNT STUDENT LOAN	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT AND FORBEARANCE.	GS

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
SLGR	GREAT REWARDS - 2% AFT 48 MTH	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

SMHH	HELP REPAY	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT.	GS

SMSM	SLMA CONSOLIDATION SAVINGS	A 1.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 36 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE. MINIMUM ORIGINAL LOAN BALANCE OF $10,000.00 IS REQUIRED.	SM

STTS	TOP PERFORMER-STAFFORD	A 2.000 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT, DEFERMENT, FORBEARANCE AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	GS

BENEFIT TYPE: IMMEDIATE DISCOUNT (IMP) INTEREST RATE REDUCTION - FFELP

CBAR	DIVIDENDS AUTO RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, FORBEARANCE THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CBCB	CONSOLIDATION BENEFIT	A 0.500 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, FORBEARANCE THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	SM

CBHL	HEAL BORROWER INCENTIVE	A 1.500 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, AND FORBEARANCE.	SM

CBIM	NATL STUDENT CONSOLIDATION CORP	A 0.500 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, FORBEARANCE THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	SM

CI14	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	GS

CI15	INTEREST RATE REDUCTION	A 1.50% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	GS

CIRR	.25% PLUS REPAYMENT INCENTIVE	A 0.250 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, AND FORBEARANCE.	PL

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CITP	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT DURING REPAYMENT. DISCOUNT BECOMES PERMANENT AFTER THE FIRST 0 PAYMENT IS MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	PL, PL/GP

CORS	IMMEDIATE REPAYMENT DISCOUNT	A 0.250 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, FORBEARANCE THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS, PL

CT00	INTEREST RATE REDUCTION	A 0.25% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT.	GS, PL

CT28	INTEREST RATE REDUCTION	A 1.00% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	GS, PL, PL/GP

CT30	INTEREST RATE REDUCTION	A 0.50% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	GS, PL, PL/GP

CT31	INTEREST RATE REDUCTION	A 0.50% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT.	PL

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CT38	INTEREST RATE REDUCTION	A 0.75% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	PL, PL/GP

CT39	INTEREST RATE REDUCTION	A 1.25% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT. TO RETAIN THE BENEFIT THE BORROWER MUST CONTINUE TO MAKE ON-TIME PAYMENTS. IF THIS INTEREST RATE REDUCTION IS LOST DUE TO A MISSED PAYMENT, THE BORROWER CAN RE-EARN THE INTEREST RATE REDUCTION BY MAKING 24 CONSECUTIVE ON-TIME PAYMENTS.	PL, PL/GP

CT41	INTEREST RATE REDUCTION	A 1.25% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT.	PL/GP

CT44	INTEREST RATE REDUCTION	A 0.75% INTEREST RATE REDUCTION APPLIED WHEN THE BORROWER BEGINS REPAYMENT.	PL

GPF1	INTERST RATE REDUCTION	A 0.250 % INTEREST RATE DISCOUNT DURING REPAYMENT, DEFERMENT, AND FORBEARANCE.	PL/GP

BENEFIT TYPE: REBATE 1 (RBT) REFUND OR LOAN CREDIT - FFELP

6ATU	LOAN CREDIT	A 1.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT AFTER THE FIRST 12 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. ADDITIONAL 1.000 % LOAN CREDIT AFTER THE FIRST 30 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. TO EARN THE BENEFIT, WITHIN 1 DAYS AFTER THE LOAN’S FIRST PAYMENT DUE DATE, SIGN UP FOR EMAIL COMMUNICATION AND MAINTAIN A VALID EMAIL ADDRESS.	PL/GP

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
6BOS	SALLIE MAE CASH BACK	A 3.300 % LOAN CREDIT OR CASH AWARD BASED ON ORIGINAL LOAN AMOUNT AFTER THE FIRST 33 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. TO EARN THE BENEFIT, PRIOR TO THE LOAN’S REPAYMENT BEGIN DATE, SIGN UP FOR EMAIL COMMUNICATION AND MAINTAIN A VALID EMAIL ADDRESS.	GS

CBPB	PREMIER BENEFIT	A 1.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT.	GS

CBPP	PREMIER BENEFIT	A 1.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT.	PL

CPRR	2% PRINCIPAL BALANCE REDUCTION	A 2.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT.	GS

CT35	PRINCIPAL REDUCTION	A 0.50% PRINCIPAL REDUCTION APPLIED AFTER THE BORROWER MAKES 24 ON-TIME PAYMENTS.	GS

RSUN	PRINCIPAL REDUCTION	A 1.500 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT AFTER THE FIRST 12 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS, PL, PL/GP

SMCB	SALLIE MAE CASH BACK	A 3.300 % LOAN CREDIT OR CASH AWARD BASED ON ORIGINAL LOAN AMOUNT AFTER THE FIRST 33 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. TO EARN THE BENEFIT, PRIOR TO THE LOAN’S REPAYMENT BEGIN DATE, SIGN UP FOR EMAIL COMMUNICATION AND MAINTAIN A VALID EMAIL ADDRESS.	GS

SMSH	HELP REWARD	A 2.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT AFTER THE FIRST 12 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS

SMSP	PLUS PRINCIPAL REBATE	A 3.000 % LOAN CREDIT BASED ON ORIGINAL LOAN AMOUNT.	PL

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
STTR	TOP PERFORMER-STAFFORD RBT	A LOAN CREDIT BASED ON ORIGINATION FEES PAID IN EXCESS OF $250.00 AFTER THE FIRST 24 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	GS

BENEFIT TYPE: REBATE 2 (RB2) REFUND OR LOAN CREDIT - FFELP

CT33	WAIVED 9 PAYMENTS	THIS BENEFIT WILL PAY THE LAST 9 MONTHS OF PAYMENTS ON THE BORROWER’S LOAN AFTER 111 ON-TIME PAYMENTS ARE MADE.	GS

CT47	PRINCIPAL REDUCTION	A 1.00% PRINCIPAL REDUCTION APPLIED TO THE LOAN WHEN THE BORROWER BEGINS REPAYMENT.	GS

CT48	PRINCIPAL REDUCTION	A 2.00% PRINCIPAL REDUCTION APPLIED TO THE LOAN WHEN THE BORROWER BEGINS REPAYMENT.	GS

CT53	WAIVED 6 PAYMENTS	THIS BENEFIT WILL PAY THE LAST 6 MONTHS OF PAYMENTS ON THE BORROWER’S LOAN AFTER 114 ON-TIME PAYMENTS ARE MADE.	GS, PL, PL/GP

BENEFIT TYPE: AUTO DEBIT (DDD) INTEREST RATE REDUCTION - PRIVATE

AEXS	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

CXXS	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

DELA	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	MX/DL XS/DL, XS/SD

MLBD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	BS, LS, MT

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
MXIH	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	MX/IH

MXMD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	MD/02

NUDD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

PHXS	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

UC45	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

UTXS	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.250 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

XSAD	AUTOMATIC DEBIT BENEFIT	A 0.25 % INTEREST RATE REDUCTION IS AVAILABLE FOR ENROLLMENT IN THE AUTOMATIC DEBIT PROGRAM. THE RECURRING AUTOMATIC MONTHLY PAYMENTS MUST BE SUCCESSFULLY DEDUCTED FROM A DESIGNATED ACCOUNT FOR RATE REDUCTION TO APPLY. THIS BENEFIT IS SUSPENDED DURING PERIODS OF FORBEARANCE AND CERTAIN DEFERMENTS.	BS, MX/DL, MX/IH, MX/02, XS, XS/PP

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
XSAP	AUTOMATIC DEBIT BENEFIT WITH TUITION INSURANCE	A 0.25 % INTEREST RATE REDUCTION IS AVAILABLE FOR ENROLLMENT IN OUR AUTOMATIC DEBIT PROGRAM. THE RECURRING AUTOMATIC MONTHLY PAYMENTS MUST BE SUCCESSFULLY DEDUCTED FROM A DESIGNATED BANK ACCOUNT FOR THE RATE REDUCTION TO APPLY. THIS BENEFIT IS SUSPENDED DURING PERIODS OF FORBEARANCE AND CERTAIN DEFERMENTS. THE TUITION INSURANCE COVERS UP TO $5000 ($2500 PER SEMESTER) OF TUITION, ROOM, BOARD AND OTHER FEES NOT REFUNDED BY THE SCHOOL IF A STUDENT IS FORCED TO WITHDRAW FOR A COVERED MEDICAL REASON. THIS BENEFIT IS PROVIDED TO STUDENTS WITH SMART OPTION STUDENT LOANS AND REQUIRES ACTIVATION TO RECEIVE A FULL 12 MONTHS OF COVERAGE.	XS/PP

XSIU	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

XSRV	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

XSSD	DIRECT REPAY	DURING ACTIVE PERIODS OF REPAYMENT, A 0.500 % INTEREST RATE DISCOUNT. FOR SCHEDULED PAYMENTS MADE THROUGH AUTOMATIC DEBIT PARTICIPATION.	XS

BENEFIT TYPE: DISCOUNT (DSC) INTEREST RATE REDUCTION, TYPICALLY REQUIRING ON-TIME PAYMENTS - PRIVATE

6AFR	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 24 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT. TO EARN AND	ES/TA

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
CONTINUE RECEIVING THE BENEFIT, PRIOR TO THE LOAN’S THIRD PAYMENT DUE DATE, SIGN UP FOR EMAIL COMMUNICATION, MAINTAIN A VALID EMAIL ADDRESS AND MAKE PAYMENTS BY THE DUE DATES AS INITIALLY SCHEDULED.

6AHP	ELECTRONIC COMMUNICATIONS BNFT	A 0.25 % INTEREST RATE REDUCTION IS AVAILABLE IF THE BORROWER PROVIDES A VALID EMAIL ADDRESS AND ELECTS TO RECEIVE ALL SERVICING COMMUNICATIONS VIA EMAIL WITHIN 90 DAYS OF THE LOAN’S FIRST PAYMENT DUE DATE. THE ELECTRONIC COMMUNICATIONS BENEFIT IS AVAILABLE FOR AS LONG AS THE BORROWER MAINTAINS A VALID EMAIL ADDRESS, CONTINUES TO CONSENT TO RECEIVE ALL SERVICING COMMUNICATIONS VIA EMAIL AND MAKES ON-TIME PAYMENTS OF AMOUNTS SCHEDULED WITH NO INTERRUPTION. IF THE BORROWER FAILS TO MAKE A PAYMENT BY THE INITIALLY SCHEDULED DUE DATE, THE BENEFIT CAN BE REINSTATED ONE TIME BY (1) REQUESTING REINSTATEMENT OF THE BENEFIT THROUGH YOUR ONLINE ACCOUNT AND (2) AFTER REQUESTING REINSTATEMENT, MAKING THE NEXT SCHEDULED PAYMENT BY THE INITIALLY SCHEDULED DUE DATE. THIS BENEFIT LOWERS THE BORROWER’S INTEREST RATE, RESULTING IN A SHORTER TERM, BUT DOES NOT CHANGE THE AMOUNT OF THE MONTHLY PAYMENT.	XS/PP

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
DEXS	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT. TO EARN AND CONTINUE RECEIVING THE BENEFIT, PRIOR TO THE LOAN’S REPAYMENT BEGIN DATE, SIGN UP FOR EMAIL COMMUNICATION, MAINTAIN A VALID EMAIL ADDRESS AND MAKE PAYMENTS BY THE DUE DATES AS INITIALLY SCHEDULED.	XS

NULR	STUDENT LOAN REWARDS	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	XS

SGDC	SIGNATURE REWARDS .5% AFT 48	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 48 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	XS

TUA9	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 24 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING REPAYMENT AND AS LONG AS PAYMENTS CONTINUE TO BE MADE ACCORDING TO THE INITIAL SCHEDULE.	ES/TA

TUAN	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT AFTER THE FIRST 24 PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED. BENEFIT IS AVAILABLE DURING	ES/TA

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
REPAYMENT. TO EARN AND CONTINUE RECEIVING THE BENEFIT, PRIOR TO THE LOAN’S THIRD PAYMENT DUE DATE, SIGN UP FOR EMAIL COMMUNICATION, MAINTAIN A VALID EMAIL ADDRESS AND MAKE PAYMENTS BY THE DUE DATES AS INITIALLY SCHEDULED.

XNEA	INTEREST RATE REDUCTION	A 0.25 PERCENTAGE POINT INTEREST RATE REDUCTION AFTER MAKING 12 MONTHLY CONSECUTIVE ON-TIME PAYMENTS ON OR BEFORE THE DUE DATES AS SHOWN ON THE BILLING STATEMENTS. IF BORROWER MISSES OR IS LATE WITH ANY OF THE INITIAL 12 PAYMENTS, THE BENEFIT WILL NOT BE EARNED. IF BORROWER EARNS THE BENEFIT, THEN MISSES ANY PAYMENT, THE BENEFIT WILL BE SUSPENDED UNTIL AFTER REINSTATEMENT IS REQUESTED AND 3 CONSECUTIVE SCHEDULED PAYMENTS ARE MADE ON-TIME. THE BENEFIT IS SUSPENDED DURING PERIODS OF FORBEARANCE AND CERTAIN DEFERMENTS.	XS/PP

XSPP	ELECTRONIC COMMUNICATIONS BNFT	A 0.25 % INTEREST RATE REDUCTION IS AVAILABLE IF THE BORROWER PROVIDES A VALID EMAIL ADDRESS AND ELECTS TO RECEIVE ALL SERVICING COMMUNICATIONS VIA EMAIL WITHIN 90 DAYS OF THE LOAN FIRST PAYMENT DUE DATE. THE ELECTRONIC COMMUNICATIONS BENEFIT IS AVAILABLE FOR AS LONG AS THE BORROWER MAINTAINS A VALID EMAIL ADDRESS, CONTINUES TO CONSENT TO RECEIVE ALL SERVICING COMMUNICATIONS VIA EMAIL AND MAKES ON-TIME PAYMENTS OF AMOUNTS SCHEDULED WITH NO INTERRUPTION. IF THE	XS/PP

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
BORROWER FAILS TO MAKE A PAYMENT BY THE INITIALLY SCHEDULED DUE DATE THE BENEFIT CAN BE REINSTATED ONE TIME BY (1) REQUESTING REINSTATEMENT OF THE BENEFIT THROUGH YOUR ONLINE ACCOUNT AND (2) AFTER REQUESTING REINSTATEMENT, MAKING THE NEXT SCHEDULED PAYMENT BY THE INITIALLY SCHEDULED DUE DATE.

BENEFIT TYPE: IMMEDIATE (IMP) INTEREST RATE REDUCTION - PRIVATE

MDMX	INTEREST RATE REDUCTION	A 0.500 % INTEREST RATE DISCOUNT DURING REPAYMENT THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	MD/02

MXRR	INTEREST RATE REDUCTION	A 1.000 % INTEREST RATE DISCOUNT DURING REPAYMENT THAT CONTINUES AS LONG AS PAYMENTS ARE MADE BY THE DUE DATES AS INITIALLY SCHEDULED.	MX/02

BENEFIT TYPE: REBATE (RBT) TO UPROMISE ACCOUNT - PRIVATE

SRCT	SMART REWARD (K-12 Loans)	PRIMARY BORROWER CAN EARN A REWARD INTO HIS OR HER ACTIVE UPROMISE ACCOUNT OF 2 % OF THE SCHEDULED LOAN PAYMENT AMOUNT FOR EACH ON TIME PAYMENT DURING THE IN-SCHOOL PERIOD. LOAN PAYMENTS MUST REMAIN CURRENT TO BE ELIGIBLE FOR THE REWARD. BENEFIT AND UPROMISE MEMBERSHIP ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE UPROMISE SERVICE.	CT

XSSR	SMART REWARD	THE 2 % SMART REWARD BENEFIT IS AVAILABLE ON SMART OPTION STUDENT LOANS FIRST DISBURSED ON OR AFTER JUNE 1, 2010. PRIMARY BORROWER CAN EARN A REWARD INTO HIS OR HER ACTIVE UPROMISE ACCOUNT OF 2 % OF THE SCHEDULED LOAN PAYMENT AMOUNT FOR EACH ON TIME PAYMENT DURING THE	XS/PP

SALLIE MAE BANK - BORROWER BENEFITS

BENEFIT PACKAGE	BENEFIT NAME	BENEFIT DESCRIPTION	APPLICABLE LOAN PROGRAMS
IN-SCHOOL AND SEPARATION PERIODS. LOAN PAYMENTS MUST REMAIN CURRENT TO BE ELIGIBLE FOR THE REWARD. BENEFIT AND UPROMISE MEMBERSHIP ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE UPROMISE SERVICE.

ATTACHMENT 9: Form of Servicing Agreement for Third-Party Purchaser

PRIVATE LOAN SERVICING AGREEMENT

This PRIVATE LOAN SERVICING AGREEMENT (together with all schedules and attachments hereto, the “Servicing Agreement”) is effective as of                     , 201     (the “Effective Date”), between [                    ] (the “Holder”) and NAVIENT SOLUTIONS, INC. (the “Servicer”).

WITNESSETH:

WHEREAS, the Servicer is in the business of servicing student loans and providing related services; and

WHEREAS, the Holder has acquired certain private student loans from Sallie Mae Bank (the “Acquisition”) that were being serviced by the Servicer immediately prior to the Acquisition; and

WHEREAS, the Holder desires the Servicer to continue to service such private student loans on behalf of the Holder pursuant to the terms of this Servicing Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and of other valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Definitions. Wherever used in this Servicing Agreement, unless the context clearly indicates a contrary intent, the following terms will have the meanings indicated:

(gg)	“Acquisition” has the meaning set forth in the recitals of this Servicing Agreement.

(hh)	“Affiliate” means, with respect to a party hereto, an entity or person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such party.

(ii)	“Application” means an application, in any form authorized by the applicable Program Rules, from a prospective Borrower for a Private Loan.

(jj)	“AUPs” has the meaning set forth in Section 5.1 (e)(i).

(kk)	“Borrower” means the obligor on a Loan, and includes any Cosigner.

(ll)	“Collection Costs” mean collection costs that are authorized to be charged to the Borrower by Regulations, the promissory notes, the applicable Program Rules or applicable law.

(mm)	“Cosigner” includes any person whose signature is requested as a condition to granting credit to a Borrower, or as a condition for forbearance on collection of a Borrower’s obligation that is in default.

(nn)	“Depository Account” means an account or accounts owned or maintained by the Servicer into which all funds collected on behalf of the Holder shall be deposited in the first instance. The Depository Account may be a pooled account in which funds collected for the purposes of this Servicing Agreement are commingled with other funds.

(oo)	“Effective Date” has the meaning set forth in the preamble of this Servicing Agreement.

(pp)	“EFT” means electronic funds transfer processes.

(qq)	“GLB Regulations” means the Joint Banking Agencies’ Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573), the Federal Trade Commission’s Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), or the Securities and Exchange Commission’s Regulation S-P (17 CFR 248), as applicable, each implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

(rr)	“Holder” has the meaning set forth in the preamble of this Servicing Agreement.

(ss)	“Holder Default” has the meaning set forth in Section 8.2.

(tt)	“Indemnified Party” has the meaning set forth in Section 10.4.

(uu)	“Indemnifying Party” has the meaning set forth in Section 10.4.

(vv)	“Identified Funds” means a payment or payments received by Servicer from any third party and which is identified by Servicer as a payment or payments made on account of a specific Loan, including, without limitation: (i) a payment of principal, interest, or other charges or fees; (ii) the return of previously negotiated proceeds of a wholly or partially canceled Loan; (iii) Returned Check Charges, Late Fees, and Collection Costs (as defined herein); and (iv) other fees and charges that are permitted by Regulations or the applicable promissory note.

(ww)	“Insolvency Event” shall mean with respect to a party, the existence of any of the following conditions: (i) a petition in bankruptcy or insolvency regarding the party shall be approved; (ii) the party shall admit in writing its inability to pay its debts generally; (iii) the party shall make a general assignment for the benefit of creditors; (iv) any proceeding shall be instituted by the party seeking relief by such party, as debtor, under any bankruptcy or insolvency legislation, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, or seeking the entry of an order for the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (v) any of the foregoing actions shall be instituted against a party and not dismissed within sixty (60) days or a party shall take any corporate action to authorize any of the actions set forth herein. “Holder Insolvency Event” means an Insolvency Event with respect to the Holder or an entity of which the Holder is a wholly-owned subsidiary. “Servicer Insolvency Event” means an Insolvency Event with respect to the Servicer or an entity of which it is a wholly-owned subsidiary.

(xx)	“Late Fees” means late fees that are permitted by the applicable promissory notes.

(yy)	“Loan” means any of, and “Loans” means all of, the Private Loans serviced pursuant to the provisions of this Servicing Agreement.

(zz)	“Loan Documentation” means all attachments and other documentation relating to a Loan that are in the possession of the holder, or an agent of the holder. Without limiting the generality of the foregoing, the Loan Documentation for any Loan may include, as applicable:

x.	A copy of the Borrower’s Application;

xi.	Evidence of all other documentation necessary to establish the diligent origination of the Loan in accordance with the applicable Program Rules, including but not limited to FICO score or credit bureau reports and record of any denials;

xii.	The Note or a true copy thereof;

xiii.	Evidence of full disbursement;

xiv.	Evidence of all other documentation necessary to establish the diligent servicing of the Loan in accordance with the applicable Program Rules;

xv.	An assignment or endorsement of the Note;

xvi.	For purposes of sale of a Loan to the Servicer’s designee, Loan Documentation shall also include:

(C)	An assignment or endorsement of the Note to Servicer’s designee; and

(D)	Evidence of authority of the Holder to convey the Loan and the rights thereto.

(aaa)	“Monetary Breach” has the meaning set forth in Section 12.4.

(bbb)	“Note” or “Promissory Note” means the form promissory note applicable to the particular loan program pursuant to which a Borrower obtains such Private Loan.

(ccc)	“Payment Processing Day” means any day other than a Saturday, Sunday, or a day on which the banking institutions in the city in which a payment is received or a disbursement hereunder must be initiated are authorized or required by law or executive order to close.

(ddd)	“Principal Balance” means with respect to any Loan, the original principal amount of such Loan, plus any capitalized interest, minus any payments received that are allocated to principal.

(eee)	“Private Loan” means an education loan not guaranteed by the government and offered by a lender under the terms of a specific program approved by the Servicer for servicing hereunder, as described in Attachment 5, as the same may be amended from time to time by written agreement of the Holder and the Servicer.

(fff)	“Program Rules” means the regulations, and rules, documents or manuals adopted by the Holder that govern any Private Loan program, provided such materials have been delivered to and approved in writing by the Servicer.

(ggg)	“Receipts Account” means an account beneficially owned by the Holder and designated by the Holder as the account to which the Servicer shall transfer funds collected on behalf of the Holder from Borrowers.

(hhh)	“Refund Account” means an account or accounts owned or maintained by the Servicer from which refunds are made to Borrowers and others entitled thereto in connection with payments related to Loans.

(iii)	“Regulation” or “Regulations” means any rule, regulation, interpretation, instruction or procedure issued and in effect from time to time under all state and federal consumer credit laws.

(jjj)	“Returned Check Charges” means charges for the processing of a Borrower’s check or other payment that is returned because of insufficient funds.

(kkk)	“Service,” “services,” “serviced,” or “servicing” used in connection with a Loan or Loans means the process and procedures required of the Servicer or a holder with respect to such Loan or Loans pursuant to the terms of the applicable Program Rules that are delivered to and approved by the Servicer.

(lll)	“Servicer” has the meaning set forth in the preamble of this Servicing Agreement.

(mmm)	“Servicer Default” has the meaning set forth in Section 9.2.

(nnn)	“Service Performance Measures” means the specific activity-related measures set forth in Attachment 2 hereto.

(ooo)	“Servicing Agreement” means this Private Loan Servicing Agreement.

(ppp)	“Term” has the meaning set forth in Section 7.1(a).

ARTICLE TWO

ORIGINATIONS

[Intentionally Omitted]

ARTICLE THREE

SERVICING

SECTION 3.1 General Obligations of the Servicer. The Servicer will service: (a) all Loans that were purchased by the Holder from Sallie Mae Bank pursuant to the Acquisition and that were serviced by the Servicer or its Affiliate immediately prior to the Effective Date, and (b) such other Loans that the parties hereto mutually agree are to be serviced hereunder. The Servicer, as agent for the Holder, shall maintain custody of the Loan Documentation; shall manage, service, administer and make collections on the Loans; shall maintain records with respect to all Loans; and shall make reports as specified in Attachment 3 hereto, except as may be otherwise agreed upon by the Holder. The Servicer shall (i) attempt to collect payments from the obligors of the Loans as and when the same shall become due and payable (including Returned Check Charges, Late Fees, and Collection Costs, but the Servicer is authorized to waive such items in its discretion in accordance with applicable Lending Policies); (ii) take all other steps mandated by the applicable Program Rules in connection with third-party servicing; (iii) process all deferrals and forbearances; (iv) collect on Loans in a diligent manner and also as required under the applicable Program Rules; and (v) perform fraud monitoring, investigation, and reporting, including the preparation of Suspicious Activity Reports (SARs).

SECTION 3.2 Title to Loans. Neither custody of Loans or Loan Documentation by the Servicer hereunder, nor the servicing activities contemplated hereby, shall be deemed to convey to the Servicer any of the Holder’s beneficial or legal ownership interest in the Loans. The Servicer recognizes that the Holder has beneficial and legal ownership of the Loans, the Loan Documentation therefor, and the rights and benefits pertaining thereto.

SECTION 3.3 Establishment and Authorization for Use of the Receipts Account. The Holder shall provide the Servicer with all authorizations and information, and shall take all such further steps as may be necessary, in order to authorize and enable the Servicer to initiate the movement of funds to and from the Receipts Account by EFT. The Servicer shall not use its access to the Receipts Account except for the purposes expressly authorized in this Servicing Agreement.

SECTION 3.4 Collections. The Servicer will use reasonable efforts to collect, on behalf of the Holder, all payments with respect to any Loan from the Borrower, any party responsible for payments as a Cosigner of the Loan, and the school (refunds, voids).

(a) Identified Funds: Deposit and Transfer. Not later than the first Payment Processing Day that any payment received from a third party becomes Identified Funds, the Servicer will deposit the payment into the Depository Account. The Servicer will post the payment and initiate EFT transfer of Identified Funds to the Receipts Account within one Payment Processing Day after deposit to the Depository Account; provided, however, that Servicer may withhold for their proper purpose amounts needed to offset previous overpayments to the Receipts Account and to effect any other adjustment reasonably deemed necessary by the Servicer to resolve an account balance discrepancy, including, by way of example, but without limitation, (i) overpayments resulting from overestimated balances due to retire or consolidate Loans, (ii) payments mistakenly recognized as Identified Funds, wholly or in part, (iii) overdue servicing fees and charges as authorized in Section 8.2, below, and (iv) Returned Check Charges, Late Fees and Collection Costs pursuant to subsection (c), below. Monies so withheld may be transferred to the Refund Account or otherwise transferred to the proper party.

(b) Unidentified Funds: Processing. Payments received by the Servicer, which are not readily identified as payments on account of a particular Loan because of the omission or absence of a scannable coupon or billing statement, or other reason, will be further processed manually. Payments that are ultimately recognized as payments on account of a particular Loan become Identified Funds and will be posted and transferred in accordance with the provisions of subparagraph (a), above.

(c) Charges to Borrower for Servicer’s Account. The Servicer is authorized to charge to and collect from any Borrower, for the Servicer’s account, such reasonable sums as agreed to by the Holder and the Borrower in appropriate disclosures to compensate it for (i) activities that would not be necessary except for a special request made by the Borrower or conduct of the Borrower inconsistent with the terms of the contract between the Holder and the Borrower (for example, but without limitation, Returned Check Charges, Late Fees, Collection Costs, and retrieval and transmittal to Borrower of Borrower’s payment history or amortization schedule). To the extent of any Identified Funds attributable to a Loan, and from the first monies collected, the Servicer shall be entitled to retain Returned Check Charges and Collection Costs. Late Fees shall be the property of the Holder.

SECTION 3.5 Inquiries, Complaints and Reports. The Servicer will respond promptly to any inquiries and complaints from the Holder, the Borrower, or the Borrower’s school regarding Loans that the Servicer is servicing for the Holder. The Servicer will make available to the Holder on a periodic basis, as agreed to by the parties, reports, data extracts, and data tapes substantially in the form prepared as of the date hereof (or as modified if necessary to comply with the Regulations, the applicable Program Rules or applicable law or as otherwise permitted by this Servicing Agreement) by the Servicer and generated by the Servicer’s servicing system.

SECTION 3.6 Loan Acquisition. The Holder may from time to time acquire portfolios of loans that it desires the Servicer to service on its behalf. If the Holder and the Servicer mutually agree upon a conversion plan (including the Servicer’s fees) for any such portfolio, the Holder may transfer to the Servicer such portfolio for servicing hereunder. Such transferred portfolio of loans will become Loans subject to this Servicing Agreement upon conversion to the Servicer’s system.

SECTION 3.7 Obligations of the Holder.

(a) Forwarding Communications and Payments. If the Holder receives any communications regarding a Loan, it will promptly forward those communications to the Servicer in the manner in which the Servicer reasonably designates. The Holder will also promptly forward to the Servicer any payments the Holder receives on account of a Loan.

(b) Authorization and Power of Attorney. The Holder hereby authorizes the Servicer on behalf of the Holder to communicate as the Holder’s agent with the school and the Borrower by electronic means or otherwise, to issue checks and electronically disburse funds as contemplated herein, to exchange information pursuant to Regulations and applicable law with credit bureau organizations selected by the Servicer, and to do or perform any other act for the purpose of carrying out its obligations of servicing Loans. The Holder hereby appoints the

Servicer as its lawful attorney-in-fact to sign in the name of the Holder such documents as are necessary for the Servicer to perform its obligations as contemplated under this Servicing Agreement. Each party will provide to the other specimen authorized signatures upon request. The Holder will also execute a specific power-of-attorney covering the foregoing as the Servicer may reasonably request.

(c) Inquiries, Complaints and Reports. The Holder will cooperate with the Servicer as necessary to respond promptly and appropriately to complaints and inquiries concerning Applications and Loans.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Servicer’s Representations and Warranties. The Servicer represents and warrants the following to the Holder:

(a) The Servicer is duly organized and qualified to do business in each jurisdiction in which qualification is required for the activities contemplated by this Servicing Agreement. The execution and performance of this Servicing Agreement has been duly authorized by all necessary action and does not and will not contravene any provision of law, rule or regulation applicable to the Servicer.

(b) This Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

SECTION 4.2 Holder’s Representations and Warranties. The Holder represents and warrants the following to the Servicer:

(a) The Holder is duly organized and qualified to do business in each jurisdiction in which qualification is required for the activities contemplated by this Servicing Agreement. The execution and performance of this Servicing Agreement has been duly authorized by all necessary action and does not and will not contravene any provision of law, rule or regulation applicable to the Holder.

(b) This Servicing Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

ARTICLE FIVE

COVENANTS

SECTION 5.1 Servicer’s Covenants. The Servicer covenants and agrees that:

(a) The Servicer will (or will cause its subservicer or subcontractor to) furnish specific Loan information to the Holder on request, will retain the Loan documents and all computer and manual records, receipts, tapes and other papers delivered to, acquired by or generated by the Servicer with respect to the Loans, and will not destroy or dispose of them, or use the information contained therein or disclose the contents thereof to others except as required or permitted under this Servicing Agreement or as required by law. All such documents, records, receipts, tapes and papers must be retained by the Servicer until the end of any period required by applicable law, including the Regulations, and the Internal Revenue Code and any regulations issued thereunder. The Loan documents, records, receipts, tapes and papers must be kept in a manner to enable delivery to the Holder upon request on a timely basis; however, unless Loan documents, records, receipts, tapes and papers relating to the Loans are required to be maintained in paper form pursuant to Regulations or the applicable Program Rules, or other applicable law, the Servicer is authorized to destroy and dispose of any of them, provided that the Servicer has retained them in retrievable imaged form or has recorded their contents electronically and integrated such contents into the Servicer’s data base pertaining to the Loans.

(b) The Servicer will permit the Holder during normal business hours to gain real-time access to electronic information and data relating to the Loans, in accordance with the applicable provisions of Attachment 4.

(c) The Servicer will make provision for physical security of its data processing and record retention systems. The physical security provisions will, at a minimum, restrict physical access to any and all Holder data to only those individuals who have a legitimate business need to access the data. Physical security controls will be tested on a regular basis to make sure that only authorized individuals have physical access to the Holder’s data.

(d) The Servicer will make provision for data back-up and off-premises storage of Holder data. The Servicer will promptly regenerate any lost, erased or destroyed data. In the event of a disaster, the Servicer agrees to implement a disaster recovery plan that will enable it to conduct due diligence and payment processing within fifteen (15) Payment Processing Days and to regain all other aspects of its ability to service the Loans within thirty (30) days after the occurrence of a disaster.

(e) The Servicer will maintain appropriate information security controls including:

(xi)	Access controls that restrict access to system resources and data to only to those users who require access as part of their job responsibilities. The Servicer will update access rights based on personnel or system changes and periodically review users’ access rights at an appropriate frequency based on the risk to the application or system. The Servicer will implement appropriate Acceptable-Use Policies (“AUPs”) for each system or application and will require users to adhere to the AUPs as part of the Servicer’s Information Security Policy.

(xii)	Authentication controls appropriate to the level of risk in order to protective sensitive electronic Holder data and information.

(xiii)	Appropriate network access controls that secure the computer networks to protect against unauthorized access.

(xiv)

Operating systems access controls that secure access to the operating systems of all system components by: securing access to system utilities; restricting and monitoring privileged access; logging and monitoring user or program access to sensitive resources and alerting on security events; updating the operating systems with security patches, and securing the devices that can access the operating system through physical and logical means.

(xv)	Application access controls that control access to applications by using authentication and authorization controls appropriately for the risk level of the application, and monitoring of access rights to ensure they are the minimum required for the user’s current business needs.

(xvi)	Remote access controls that provide secure remote access connectivity and appropriate user validation and authentication, and which can be deactivated on an individual user basis as may be required; controlling remote access through management approvals and subsequent audits, logging and monitoring of remote access, and using strong authentication and encryption to secure communications.

(xvii)	Use of encryption to protect information and mitigate the risk of disclosure or alteration of sensitive information stored on backup tapes or while being shipped or transported via courier service.

(xviii)	Malicious code controls that protect against the risk of malicious code, including but not limited to using anti-virus products on clients and servers; using appropriate blocking strategy on the network perimeter; filtering input to applications; and creating, implementing, and training staff in appropriate computing policies and practices.

(xix)	Intrusion detection and monitoring controls that allows the Servicer to detect and respond to information system intrusions.

(xx)	With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Holder to the Servicer in connection with this Servicing Agreement, the Servicer agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Servicing Agreement, the Servicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations. Without limiting the foregoing, the Servicer agrees that:

(A)

The Servicer is prohibited from disclosing or using any “nonpublic personal information” (as defined in the GLB Regulations) disclosed or provided by the Holder’s behalf to the Servicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB

Regulations in the ordinary course of business to carry out those purposes; the Servicer will maintain records in accordance with the Servicer’s Customer Identification Program guidelines in accordance with 31 CFR 103.121; and

(B)	The Servicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

(f) The Servicer will comply with all audit activities required under the Regulations, and the applicable Program Rules and will permit and assist any Holder official or authorized agent, or governmental agency having regulatory authority over the Holder, during the Servicer’s regular business hours, to examine and audit the books and records of the Servicer applicable to the Loans and to inspect the facilities, operations and operating procedures used or available for use to service the Loans.

(g) The Servicer agrees to advise the Holder within five (5) business days of the Servicer’s receipt of any final report issued by any state or federal governmental entity of the Servicer’s material noncompliance with the Regulations or applicable laws affecting the Loans.

(h) The Servicer has the right to change any part or all of its equipment, its servicing system, computer or data processing programs and any procedures, forms, reports and methods in connection with the services performed hereunder so long as the Servicer continues to service the Loans in conformance with the requirements herein. Material changes to services provided and controls must be approved by the Holder wherein such approval shall not be unreasonably withheld. It is specifically understood that the intent of this paragraph is to allow the Servicer flexibility over the methods and techniques of servicing subject to full compliance with substantive terms of this Servicing Agreement. The Servicer agrees to seek the Holder’s approval of any change that persons similarly situated to the Servicer would in their reasonable judgment deem to be a material change made pursuant to this paragraph.

(i) During the term of this Servicing Agreement, the Servicer shall maintain at least the following insurance with financially sound and reputable insurers:

(A)	Liability Insurance:

(1)	Commercial General Liability insurance in an amount not less than $1,000,000 per occurrence, $2,000,000 aggregate for claims arising out of Bodily Injury, Property Damage and Personal Injury, and broad form contractual liability insurance to insure against any Bodily Injury, Property Damage or Personal Injury arising out of this Servicing Agreement.

(2)	Umbrella Excess Liability in an amount of at least $10,000,000 each occurrence/aggregate excess of above.

(B)	Financial Institution Blanket Bond including Fidelity, Premises, Transit, Computer Crime (Funds Transfer) in an amount not less than $15,000,000 per loss and aggregate which shall respond to loss involving assets of the Holder under the care, custody, and control of the Servicer.

(C)	Errors and Omissions/Professional Liability insurance in an amount not less than $2,500,000 each claim and aggregate which shall respond to claims for wrongful acts, errors, and omissions arising out of the Servicer’s performance of or failure to perform its obligations to the Holder under this Servicing Agreement.

On request of the Holder, made not more often than annually, the Servicer shall deliver to the Holder, official certificates issued by the insurer to the Servicer or an applicable Affiliate and evidencing the coverage specified above.

(j) The Holder will have the right to conduct internal control and/or audit reviews of the Servicer’s provision for physical security, information security, compliance regulations, adherence to this Servicing Agreement, and other issues after giving the Servicer appropriate notice.

ARTICLE SIX

SERVICE PERFORMANCE MEASURES

SECTION 6.1 Service Performance Measures. Except as may be otherwise agreed upon by the Holder, the Servicer shall perform its duties as outlined in the attached Service Performance Measures (Attachment 2) using reasonable care, applying that degree of skill, attention, and technological innovation that the Servicer exercises generally with respect to comparable student loans that the Servicer services on behalf of its Affiliates, all in accordance with Regulations, the applicable Program Rules, and other applicable law.

SECTION 6.2 Compliance with Service Performance Measures. The Servicer shall comply with the specific time frames, reliability rates, and procedures set forth in the Service Performance Measures (Attachment 2 hereto), as the same may be modified in accordance with this Section 6.2. Both parties acknowledge that industry norms and marketplace preferences dictate changes to performance service levels from time to time. The Servicer retains the right to modify Service Performance Measures relating to servicing so long as (a) the modifications apply to all Private Loans of the same type as the Loans serviced by the Servicer hereunder, regardless of the identity of the owner/holder, and (b) the modifications do not: (i) cause a violation of applicable law, Regulations, or the applicable Program Rules, (ii) materially and adversely affect the Servicer’s or the Holder’s ability to perform Loan servicing in a professional, cost-efficient, and customer-oriented manner, or (iii) cause such servicing to fall below industry standards as demonstrated in benchmarking studies conducted by or for the Servicer.

ARTICLE SEVEN

TERM, TERMINATION, AND TRANSFER

SECTION 7.1 Term.

(a) Except as provided in Section 7.2, below, with respect to specific Loans, the term of this Servicing Agreement (the “Term”) commences as of the Effective Date and continues in full force and effect for so long as any of the Loans remain outstanding, unless sooner terminated in accordance with its terms.

SECTION 7.2 Termination as to Specific Loans. This Servicing Agreement shall terminate as to a specific Loan upon (i) write-off of such Loan pursuant to the policies described in Section 7.5 below, (ii) the payment in full of all principal and interest by or on behalf of the Borrower, (iii) the purchase or other acquisition of such Loan by the Servicer or its Affiliates in accordance with the terms hereof, or (iv) the sale of such Loan by the Holder in accordance with Section 11.3 below. Whether or not this Servicing Agreement is terminated with respect to specific Loans pursuant to any of clauses (i) – (iv) above, it shall remain in full force and effect with respect to all other Loans.

SECTION 7.3 Procedures for Deconversion of Loans. Within thirty (30) days after delivery of a proper notice of termination of this Servicing Agreement pursuant to this Article Seven, Section 8.2, Section 9.2 or Section 10.5, a schedule and procedure for the orderly deconversion of Loans will be agreed to by the Servicer and the Holder. The parties will cooperate with each other to resolve problems that arise during or as a result of the deconversion process. Except for deconversions of Loans pursuant to Section 9.2, below, the Holder shall pay the deconversion fees specified in Attachment 1 (and such deconversion fees will be payable, without limitation, upon any deconversion of the Loans that occurs upon the expiration of the Term of this Servicing Agreement). In addition, the Holder shall pay the removal fees specified in Attachment 1 with respect to other removals of Loans, as set forth in Attachment 1 (and described in Note 2 of Attachment 1).

SECTION 7.4 Agreement Extension. If, despite the reasonable efforts of the parties, deconversion (i.e., transfer or removal) cannot be completed by the effective date of termination, then, as to all Loans not removed, this Servicing Agreement will extend automatically through the date upon which removal procedures are completed. Provided the Servicer has acted in good faith, if the failure to effect the removal of all such Loans continues for four months or more beyond the effective date of termination, then in addition to any increases already provided for in Attachment 1, the fees payable by the Holder shall be increased by an amount equal to 10.0% of the fees that are then in effect, effective as of the end of such four-month period.

SECTION 7.5 Policies Regarding Loan Balance Adjustments Through Write-Offs, Write-Downs, and Write-Ups. Except with the prior consent of the Holder or as authorized herein, the Servicer shall not write off or write down any Loan balance. In the course of normal operations, and in accordance with the requirements of the Regulations, the applicable Program Rules, and the same customs, policies, and procedures followed by the Servicer with respect to similar loans serviced by it on behalf of its Affiliates, as the same may be modified from time to time, the Servicer may systematically and routinely adjust individual Loan accounts and Borrower accounts by writing off, writing down, or writing up balances deemed uncollectible or cost-ineffective to rectify.

SECTION 7.6 Survival of Terms. Notwithstanding the termination of this Servicing Agreement, the provisions of Article Three with respect to remission of payments belonging to the Holder will survive and continue in full force and effect. Any liabilities of either party to the other party incurred prior to termination of this Servicing Agreement shall survive the termination of this Servicing Agreement.

ARTICLE EIGHT

COMPENSATION

SECTION 8.1 Compensation. The Holder will compensate the Servicer for its services in accordance with the schedule of fees set forth in Attachment 1 to this Servicing Agreement. Such fees listed in Attachment 1 may be subject to increase to the extent that a demonstrable increase occurs in the cost incurred by the Servicer in providing the services to be provided hereunder due to changes in applicable governmental regulations or Program Rules or increases in U.S. Postal Service rates.

SECTION 8.2 Time of Payment; Interest Accrual; Set-Off; Holder Default. Fees shall be invoiced monthly in arrears and shall be paid within thirty (30) days of receipt of invoice. In any event, Servicer is required to provide not less than seven (7) days’ notice of a request for payment. If the bill is not paid when due, interest on the unpaid balance shall accrue at the rate of the prime interest rate plus 5% per annum. If the bill (including accrued interest) is not paid within thirty (30) days after the due date, the Servicer shall be entitled to a set-off against funds within Servicer’s possession or control including, without limitation, funds representing payments collected on behalf of the Holder. If the bill (including accrued interest) is not paid by the Holder within forty-five (45) days of delivery to the Holder of notice of nonpayment from the Servicer given in accordance with the notice provisions hereof, or immediately upon the occurrence of a Holder Insolvency Event (in such case, a “Holder Default”), the Servicer may terminate its obligations hereunder, subject only to its duty to cooperate with the Holder pursuant to Article Seven. The Servicer shall not be liable to the Holder for any loss, cost, or expense suffered by the Holder and arising from the proper exercise of the right of set-off herein granted or the proper termination of Servicer’s obligations because of a Holder Default. The Servicer’s remedies are intended to be cumulative and the exercise or failure to exercise any one such remedy on a particular occasion shall not affect the Servicer’s right to exercise any other remedy on that occasion or the Servicer’s right to exercise any one or more such remedies on any other occasion.

SECTION 8.3 Special Services. If special services are requested by the Holder, the Holder and the Servicer shall agree on pricing in advance. The Holder shall reimburse the Servicer for all special services agreed to be performed by the Servicer in accordance with the applicable terms, if any, of Attachment 1 hereto.

ARTICLE NINE

BREACH AND DEFAULT

SECTION 9.1 Material Breach. For the purposes of this Servicing Agreement, a “Material Breach” is (i) a failure by the Servicer to materially perform any of its obligations hereunder, or (ii) a failure by a subservicer or subcontractor to materially comply with a servicing requirement set forth in this Servicing Agreement, and the corresponding inability of the Servicer to comply on its own with such requirement or to force compliance by such subservicer or subcontractor. With respect to any Service Performance Measure, no breach of a Service Performance Measure shall be deemed a Material Breach unless it is the sole proximate cause of a clearly demonstrable loss to the Holder in excess of $10,000.00 or is part of a persistent pattern of non-compliance with the Service Performance Measures such that the Holder is deprived of the benefit of its bargain. The Servicer shall be afforded in all cases notice and the opportunity to cure as provided in Section 12.4 below.

SECTION 9.2 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) a Material Breach by the Servicer that has not been cured in accordance with Section 12.4; or

(b) a Servicer Insolvency Event;

then, so long as the Servicer Default shall not have been remedied, the Holder may terminate this Servicing Agreement upon thirty (30) days’ written notice to the Servicer (or in the case of a Servicer Insolvency Event, immediately upon written notice) and may initiate the transfer process pursuant to the applicable termination and transfer provisions of this Servicing Agreement.

ARTICLE TEN

LIABILITY AND INDEMNIFICATION

SECTION 10.1 Servicer’s Liability. The Servicer shall be liable to the Holder for any claim, loss, cost, damage, liability or expense, including any claim, loss, cost, damage, liability or expense that may be imposed on, incurred by or asserted against the Holder resulting from Servicer’s negligence, willful misfeasance, bad faith, or breach of any obligation, representation, warranty, or covenant under this Servicing Agreement. Other than in the event of the Servicer’s willful misfeasance or bad faith, the Servicer’s liability under this Servicing Agreement shall be limited to the lesser of (a) the total amount of the compensation theretofore paid to the Servicer under Article Eight of this Servicing Agreement or (b) $10 million. In no event shall the Servicer be liable to the Holder for consequential, exemplary or punitive damages.

The Servicer shall not be liable to the Holder pursuant to this Section 10.1 or otherwise for any loss or damage incurred by the Holder arising from any incorrect or incomplete information provided by the Holder, or for the failure of the Holder to comply with its obligations. The Servicer may rely in good faith on any information or document of any kind reasonably believed by the Servicer to be properly executed and submitted by an authorized person respecting any matters arising under this Servicing Agreement. In addition, by way of further limitation, where the exercise of discretion by the Servicer in order to carry out its duties is required or permitted hereunder, the Servicer shall not be liable for any error of judgment made in the good faith exercise of such discretion.

Except as otherwise provided in this Servicing Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Servicing Agreement and the rights and duties of the parties hereunder.

SECTION 10.2 Indemnification by Servicer. The Servicer, after notice and opportunity to cure as provided in Section 12.4, below, will indemnify and hold the Holder harmless from any claim, loss, cost, or expense, including reasonable attorneys’ fees, and that results from (i) any material failure of the Servicer to comply with the terms of this Servicing Agreement, or (ii) the failure of any warranty given or representation made by the Servicer in this Servicing Agreement.

SECTION 10.3 Indemnification by Holder. The Holder will indemnify and hold the Servicer harmless from any loss, cost, or expense suffered or incurred by the Servicer, including reasonable attorneys’ fees, that results from (i) any action of the Servicer authorized by this Servicing Agreement or otherwise authorized by the Holder, (ii) any material failure of the Holder to comply with the terms of this Servicing Agreement, or (iii) the failure of any warranty given or representation made by the Holder in this Servicing Agreement. In particular, but without limitation, to the extent that the Servicer is required pursuant to Section 10.1 to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Loans, the Holder shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer (including, without limitation, reasonable attorney fees) not arising out of or relating to the failure of the Servicer to comply with the terms of this Servicing Agreement.

SECTION 10.4 Certain Rights of the Indemnifying Party. A party with the responsibility to indemnify hereunder (an “Indemnifying Party”) shall control the defense or settlement of any third-party claim. The other party (the “Indemnified Party”) may participate in, but not control, any defense or settlement of any third-party claim to be indemnified by the Indemnifying Party, in which event the Indemnified Party will bear its own costs and expenses with respect to such participation, except as set forth in the following sentence. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a third party claim if (i) the Indemnifying Party fails to appear in or to defend such claim, in which event the Indemnifying Party shall indemnify the Indemnified Party for the Indemnified Party’s costs and expenses in connection with such defense or settlement or (ii) the Indemnified Party irrevocably waives its right to indemnity with respect to such third-party claim.

SECTION 10.5 Force Majeure. Notwithstanding the foregoing, if either party is rendered unable, in whole or in part, by a force not reasonably within the control of that party (including acts of God, acts of war, riots, insurrections, illegality of performance, strikes or other industrial disturbances, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Servicing Agreement, such party shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other party hereto, for so long as such party remains unable to perform such obligation as a result of such event. If either party is unable to materially perform its obligations under this Servicing Agreement and its performance is excused pursuant to this paragraph for a period of at least thirty (30) days, the other party may terminate this Servicing Agreement upon at least three (3) business days’ prior written notice.

ARTICLE ELEVEN

ASSIGNMENTS AND SUBCONTRACTS

SECTION 11.1 General Rule. Except as provided in this Article Eleven, no party may assign its rights or delegate its duties under this Servicing Agreement without the prior written consent of the other party, and any such purported assignment shall be void and without effect.

SECTION 11.2 Mergers and Reorganizations. Each party agrees that upon (a) any merger or consolidation of such party into another person or entity, (b) any merger or consolidation to which such party is a party that results in the creation of another person or entity, or (c) any person or entity succeeding to the properties and assets of such party substantially as a whole, such party shall cause such person or entity (if other than such party) to execute an agreement of assumption to perform every obligation of such party hereunder.

SECTION 11.3 Sale of Loans. In the event that during the Term of this Servicing Agreement, as the same may be extended, the Holder proposes to sell any Loans serviced hereunder, the Holder shall provide to the Servicer at least thirty (30) days’ prior written notice of the proposed sale, including the name of the proposed purchaser, the name of the responsible contact at the proposed purchaser, and the date of the proposed sale.

Any such sale shall be subject to:

(i)	the purchaser’s having a servicing agreement with the Servicer covering the type of Loan being sold, and

(ii)	the Servicer’s approval of the financial condition of the purchaser, which approval shall not be unreasonably withheld.

The Holder must pay, or cause such purchaser to pay, to Servicer a reasonable transfer fee in connection with such sale, as set forth in Attachment 1 hereto. The Holder shall indemnify the Servicer and hold the Servicer harmless from any loss, cost, or expense arising from the sale of Loans serviced hereunder and from any claim by the purchaser or purchaser’s successors and assigns in conflict with the Servicer’s right hereunder.

SECTION 11.4 Subcontracts; Assignment to Servicer’s Legal Successor. The Servicer has the right to employ subcontractors to perform activities associated with or in support of the services provided hereunder. Notwithstanding any provision of this Servicing Agreement that requires Servicer to perform any particular service for the Holder, or to comply with any particular Service Performance Measures, or to perform any other obligation hereunder, or to accept liability for any aspect of servicing such Loans, if servicing of the applicable Loans is performed by any subservicer or subcontractor pursuant to a subservicing agreement or subcontracting agreement and the subservicing agreement or subcontracting agreement does not require the subservicer or subcontractor to comply with the particular Service Performance Measures set forth in this Servicing Agreement, or to perform any one or more of the other obligations hereunder with respect to such Loans, then if the Servicer is unable to force compliance by such subservicer or subcontractor with the requirements set forth in this Servicing Agreement, the Holder’s remedy shall be limited to treating the failure as a Material Breach under Section 9.1. Except to the extent set forth earlier in this Section 11.4, the Servicer shall remain fully obligated hereunder for the performance by any subcontractor of services hereunder. The Servicer may assign its rights and delegate its duties hereunder to any legal successor of the Servicer. Upon the written request of the Holder, the Servicer shall provide information regarding the name and qualifications of any significant subcontractor. With respect to all such subcontracts entered into after the Effective Date of this Servicing Agreement, the Servicer will obtain the prior approval of the Holder of any offshore entity that is to serve as a subcontractor if such entity is to have access to the non-public personal information of the Holder’s customers, which approval will not be unreasonably withheld or delayed; provided, however, that if the Holder approves such an offshore subcontractor for the purposes of this Section 11.4 for a specific service, such subcontractor shall be deemed approved to perform other services that are reasonably defined as being within the same category of services. For example, if a subcontractor is approved to perform in-bound call center activity where the subcontractor will have access to the non-public personal information of the Holder’s customers, such subcontractor shall be deemed approved to perform outbound call center activity if the scope of the Servicer’s subcontract with such subcontractor is subsequently expanded. Similarly, if a subcontractor is approved to perform specific account processing activities where the subcontractor will have access to the non-public personal information of the Holder’s customers, such subcontractor shall be deemed approved to perform other account processing activities if the scope of the Servicer’s subcontract with such subcontractor is subsequently expanded.

ARTICLE TWELVE

NOTICES AND REPRESENTATIVES; DISPUTE RESOLUTION

SECTION 12.1 Notices. All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given only if delivered personally, sent by nationally recognized overnight courier, or mailed by certified mail, return receipt requested, to the parties at the following addresses:

If to the Holder:

Attention:

with a copy to:

Attention:

If to the Servicer:

 Navient Solutions, Inc.

 11100 USA Parkway

 Fishers, IN 46037

 Attention: Senior Vice President, Financial Institution Sales

with a copy to:

Navient Solutions, Inc.

2001 Edmund Halley Drive

Reston, VA 20191

Attention: Legal Department

All such notices, requests and other communications shall (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by nationally recognized overnight courier to the address as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

SECTION 12.2 Representatives. Each of the Holder and the Servicer will designate one or more persons to consult with the other party to resolve day-to-day operating questions that arise in the performance of this Servicing Agreement and will notify the other party of the identity of the representatives so designated. The designation of such representatives may specify reasonable limitations upon their authority, but each of the representatives will have the authority, on behalf of the party represented, to resolve questions arising under the Service Performance Measures.

SECTION 12.3 Administrative Dispute Resolution. The parties will endeavor in good faith to achieve amicable resolution of all disputes and disagreements arising hereunder, if any, with a view to the avoidance of litigation. In the event that a question arises under this Servicing Agreement the resolution of which is beyond the authority of one or both of the parties’ representatives designated under Section 12.2 or upon which such representatives cannot agree despite good faith consultation, the parties shall make diligent and prompt effort to resolve the question through the intervention of senior officers with plenary authority to waive an interpretive stance taken by the party represented and/or, on behalf of such party, to negotiate and agree to any amendment to this Servicing Agreement. Each party may rely on the representation of any officer of the other party of the rank of Vice President or higher (other than a representative appointed pursuant to Section 12.2) who asserts in writing that he or she is acting on behalf of that party under the provisions of this Section 12.3. In aid of this Section 12.3, whenever reasonably requested by the other party, each party will provide a current list identifying its officers by name and title.

SECTION 12.4 Opportunity to Cure. In the event of a failure by the Servicer to comply with any provision of this Servicing Agreement, no action may be commenced by the Holder to enforce such provision unless the Holder has first given written notice of such non-compliance to the Servicer in accordance with the notice provisions of this Servicing Agreement and has afforded the Servicer an opportunity to cure as specified in this Section 12.4. If the failure to comply is a failure to make a required deposit or otherwise expressly to pay money to or for the Holder (a “Monetary Breach”), the Servicer shall be accorded a period of ten (10) days after such notice to make the deposit or otherwise pay the money that is expressly required to be paid. If the failure to comply is not a Monetary Breach, the Servicer shall be entitled to a reasonable period of time after such notice in order to remedy the failure. As used in the preceding sentence, the term “reasonable period of time” means a period of time that is reasonable under the circumstances, taking into account the nature of the failure, the ease or difficulty of an appropriate remedy, and the harm likely to be suffered with the passage of time, but in any event not less than thirty (30) days and not more than one hundred twenty (120) days after such notice. If the failure asserted by the Holder is disputed by the Servicer, the parties will use such reasonable period of time to attempt to resolve the dispute through the administrative dispute resolution procedure described in Section 12.3, above.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.1 Captions, Attachments and Schedules. The captions used in this Servicing Agreement are for convenient reference only and do not define, limit, describe or modify the meaning of the text of the Servicing Agreement. The attachments and schedules hereto are an integral part hereof, and all references herein to this Servicing Agreement shall be deemed to refer as well to such attachments and schedules.

SECTION 13.2 Confidentiality; Servicer’s Press Releases and other Public Announcements. The contents of this Servicing Agreement, together with all supporting documentation, exhibits, attachments, schedules, and any amendments thereto which form the basis of the business relationship between the Holder and the Servicer, together with all negotiating, explanatory and interpretive materials pertaining thereto including, without limitation, all related correspondence between the parties, will be held in the strictest confidence by the Holder and the Servicer. Each party will make appropriate efforts to ensure that such information is not disclosed or otherwise discussed with any third parties except as hereunder provided, or as required for financing purposes, audit purposes, legal advice, as otherwise required by law, regulations, or as agreed to by the parties. Prior to distributing any press release pertaining to this Servicing Agreement or the relationship between the parties, the Holder will disclose the proposed contents thereof to the Servicer and will consult with the Servicer as to the accuracy and advisability of such press release or other public announcement.

SECTION 13.3 Liability of Individuals. No director, officer, or employee of any party (or of the general partners in such party) shall be subject to any liability for errors in judgment or for any action taken, or for refraining from taking any action, provided such error, action or inaction was made in good faith.

SECTION 13.4 Relationship of Parties. The Servicer is an independent contractor and, except for the services to be performed as set forth herein, is not and will not hold itself out as an agent of the Holder. Nothing herein contained shall create or imply a general agency relationship between the Servicer and the Holder, nor shall this Servicing Agreement be deemed to constitute a joint venture or partnership between the parties.

SECTION 13.5 Counterparts. This Servicing Agreement may be executed in counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 13.6 Severability. If a court of competent jurisdiction holds any provision of this Servicing Agreement inoperative or unenforceable either generally or as applicable in any particular situation, it is the intention of the parties that such invalid or unenforceable provisions be reduced in scope or eliminated by the court, but only to the extent deemed necessary by the court to render the provisions of this Servicing Agreement reasonable and enforceable.

SECTION 13.7 Remedies Not Exclusive. No remedy by the terms of this Servicing Agreement conferred upon or reserved to either party hereto is intended to be exclusive of any other remedy existing at law or in equity.

SECTION 13.8 Non-Discrimination. In servicing Loans pursuant to this Servicing Agreement, the Servicer will not discriminate on the basis of race, color, religion, national origin, sex or marital status, or age (provided the applicant has the capacity to contract), or because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.

SECTION 13.9 Lending Policy. The Lending Policies attached hereto as Attachment 5 are hereby incorporated herein as the applicable Lending Policies as of the Effective Date, and the Lending Policies, as amended from time to time, are also hereby incorporated as part of this Servicing Agreement. The Lending Policies must be able to be reasonably administered by the Servicer, be consistent with the provisions of this Servicing Agreement, Regulations, the applicable Program Rules and applicable law, and cannot be amended without sufficient prior notice to the Servicer to allow implementation of any servicing modifications. The Lending Policies will be reviewed and updated by the Holder if deemed necessary on at least an annual basis or as required by Regulations or applicable law or as any Program Rule changes may occur. To the extent that a change in the Holder’s Lending Policies require the Servicer to implement operational changes or systems modifications, the cost of such changes and modifications may be borne by the Holder.

SECTION 13.10 Governing Law. This Servicing Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard for principles of conflicts of law that would require the application of the law of a jurisdiction other than the State of Delaware.

SECTION 13.11 Entire Agreement; No Amendment Except in Writing. This Servicing Agreement and the agreements referred to herein shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to such subject matter. This Servicing Agreement may not be amended except by a subsequent written agreement signed by the parties.

SECTION 13.12 Waiver. The waiver or failure of a party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right herein.

ARTICLE FOURTEEN

SUPPLEMENTARY PRODUCTS AND SERVICES

SECTION 14.1 Supplementary Products and Services. The Servicer and the Holder may agree from time to time, in writing, for the Servicer to support supplemental lending and servicing products and services for the benefit of the Holder and the Holder’s borrowers. Except as the parties may subsequently agree in writing, however, no other supplemental product or service will be supported by the Servicer.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed and delivered as of the Effective Date.

[HOLDER NAME]	NAVIENT SOLUTIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

LIST OF ATTACHMENTS

ATTACHMENT 1: Monthly Fees and Activity Based Charges Schedule

ATTACHMENT 2: Service Performance Measures

ATTACHMENT 3: Servicer Reporting

ATTACHMENT 4: Data Access for Owners and Borrowers

ATTACHMENT 5: Lending Policy

ATTACHMENT 2: Service Performance Measures

As provided for in Section 6.2 of the Servicing Agreement, the following outlines quantifiable and minimum allowable Service Performance Measures to be provided by Servicer. Generally, the Servicer agrees to report performance to the Holder by the end of the month immediately following the reported period’s end. For example, an annual report for period ending 12/31/14 will be provided by 01/31/15.

Activity	Performance Goal
Forms Processing Time - Hardcopy	95% within 5 days
100% within 10 days

Borrower Inquires Processing Time - Hardcopy	95% within 5 days
100% within 10 days

Borrower Inquiries Processing Time - Internet	95% within 3 days
100% within 10 days

Enrollment Updates Processing Time[1]	85% within 30 days
100% within 45 days

Borrower Payments Deposited	99% of all identifiable borrower payments deposited/posted within 2 business days; 100% within 3 days

Servicing CCO 50/20 Service Level[2]	50% within 20 seconds

[1]	Enrollment updates are prioritized by loan status; items processed beyond 30 days are those in, and remaining in, an interim status.
[2]	Call Center 50/20 Service Level defined as “Percent of Operator Calls Answered Within First 20 Seconds”.

ATTACHMENT 3: Servicer Reporting

Standard Monthly Reporting Applicable to the Serviced Loans

The Servicer will make available to the Holder on a monthly basis a standard set of reports. Reports will be available in the format described in the table below. Reconciliation reporting will be available by the 15th business day of the month. Most other reports will be available by the 6th business day of the month.

Report Number	Report Name	Media	Report Description
OPSF0002	Daily Activity Summary Report	On line access	Daily summary of program balance and accounting transactions

OPSF0003	Monthly Activity Summary Report	On line access	Summary of program balance and accounting transactions at month-end

OPSF0004	Activity Detail Report	On line access	Daily detail of program balance and accounting transactions

OPSF0005	Monthly Activity Detail Report	On line access	Monthly detail of program balance and accounting transactions

OPSF0006	Monthly Delinquency Summary Report	On line access	Summary of outstanding principal and borrower interest by delinquency or claim status

OPSF0007	Monthly Characteristics Summary Report	On line access	Summary of outstanding principal by status and terms of maturity

OPSF0008	Monthly Borrower Detail Report	On line access	Detail of borrower/loan activity at account level, including loan balance

OPSF0009	Monthly Delinquency Detail Report	On line access	Detail of outstanding principal and borrower interest by delinquency or claim status

LFHOW01	Owner Daily Cash Transactions Posted	On line access	Daily cash totals and details for payment, refund, and reversal transactions

N/A	Servicing Invoice	Hardcopy	Monthly invoice detailing servicing fees for the prior month.

Ad Hoc Reports

Ad hoc reporting may be provided upon agreement with Servicer. The Holder will be charged for such reports in accordance with the schedule of fees in Attachment 1.

ATTACHMENT 4: Data Access for Owners and Borrowers

The Holder can access borrower and loan information on the Servicer’s FDR System through the following means:

(1)	Internet access using an internet browser

(2)	Data updates or extract files delivered in a machine-readable format

In addition, Borrowers have limited internet access to certain account information.

5.	Internet Account Access for Holder

The Holder has the option of using a standard Internet browser to access individual borrower account detail by logging on to the Servicer’s—www.navient.com. If the Holder desires this type of access, it must first establish a user ID and password.

6.	Data Updates/Extract Files

The Servicer can provide monthly extracts of FDR servicing data for transfer to the Holder in machine-readable format. The following fields represent a small portion of the detail available on each loan.

•	Social Security Number

•	Full Name

•	Date of Birth

•	Address and Telephone Number

•	School

•	Total Disbursed Principal

•	Payment Amount and Payment Due Date

•	Current Principal Outstanding

•	Current Accrued Interest

•	Deferment History

•	Cosigner/Co-maker/Reference

•	Claim Detail

7.	Internet Account Access for Borrowers

Borrowers can also establish a user ID and password to access their individual account information.

ATTACHMENT 5: Lending Policy

As agreed to by the Holder and the Servicer, in accordance with the guidelines set forth in the applicable Private Loan Program document developed by the Holder.